Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252370

Registration No. 333-274542

PROSPECTUS SUPPLEMENT

(To the Prospectus dated February 5, 2021)

ESPORTS ENTERTAINMENT GROUP, INC.

Up to $7,186,257 of Common Stock

We have entered into a sales agreement with Maxim Group LLC (“Maxim”) relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to a maximum aggregate amount of $7,186,257 of our common stock, $0.001 par value per share, from time to time through Maxim, acting as agent.

Our common stock is traded on The Nasdaq Capital Market under the symbol “GMBL.” The closing price of our common stock on September 14, 2023 was $0.1225 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Maxim and us. Maxim will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. We are limited to the sale of not more than $7,186,257 of our common stock pursuant to the sales agreement. Based on the trading price of our common stock and because there is no minimum offering amount provided for under the sales agreement, the actual proceeds to us will vary.

In connection with the sale of the common stock on our behalf, Maxim may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-16 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

See “Description of the Securities that we are Offering” in this prospectus for more information.

Our common stock presently trades on the Nasdaq Capital Market under the symbol “GMBL.” On September 14, 2023, the last reported sale price of our common stock was $0.1225 per share.

We currently have two classes of Common Stock Purchase Warrants that trade on the Nasdaq Capital Market under the symbols “GMBLW” and “GMBLZ.”

Our Common Stock Purchase Warrants that have an exercise price of $425.00 per share and expire in April 2025 trade under the symbol GMBLW and, on September 14, 2023, the last reported sale price of our GMBLW warrants was $0.02 per warrant.

Our Common Stock Purchase Warrants that have an exercise price of $100.00 per share and expire in March 2027 trade under the symbol GMBLZ and, on September 14, 2023, the last reported sale price of our GMBLZ warrants was $0.0026 per warrant.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75,000,000. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $32,007,230 based upon 42,670,617 shares of our outstanding stock held by non-affiliates at the per share price of $0.7501 on July 17, 2023, which was the highest closing price within the last 60 days prior to the date of this filing. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of September 15, 2023, is equal to $10,669,077. We have offered and sold $3,384,346 in securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be amended or supplemented from time to time. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 15, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus dated February 5, 2021, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “EEG,” the “Company,” “Esports,” “we,” “us,” “our” and similar terms refer to Esports Entertainment Group, Inc., a Nevada corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock of Esports Entertainment Group, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information included herein or contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in the accompanying base prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus titled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference into this prospectus supplement and the accompanying base prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”);
●	our history of accumulated deficits, recurring losses and negative cash flows from operating activities;
●	we may be unable to achieve or sustain profitability or remain a going concern;
●	the impact of the amount and terms of our new Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and Series D Convertible Preferred Stock (the “Series D Preferred Stock”), as described in this prospectus supplement on our financial condition and the market prices of our securities;
●	the impact of any future reverse stock split on the liquidity of our securities;
●	litigation or legal proceedings involving the Company;
●	any statements of the plans, strategies and objectives of management for future operations;
●	any statements concerning proposed new products, services or developments;
●	any statements regarding future economic conditions or performance;
●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
●	our estimates regarding the sufficiency of our cash resources and our need for additional funding; and
●	our intended use of the net proceeds from the offering of shares of common stock under this prospectus.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying base prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying base prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying base prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our Financial Statements and Supplementary Data for the year ended June 30, 2022 and Management’s Discussion and Analysis of Financial Condition and Results of Operations on Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on August 17, 2023, our Annual Report on Form 10-K for our fiscal year ended June 30, 2022 filed with the SEC on October 13, 2022, and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022, December 31, 2022 and March 31, 2023 filed with the SEC on November 14, 2022, February 21, 2023 and May 22, 2023, respectively.

S-2

IMPORTANT EXPLANATORY NOTE

As disclosed in more detail in this prospectus supplement, effective February 22, 2023, we completed a one-for-one-hundred (1-for-100) reverse stock split of our issued and outstanding shares of common stock without a corresponding reduction in the total number of authorized shares of our common stock (the “Reverse Stock Split”). All references to shares of our common stock in this prospectus supplement refer to the number of shares of common stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus supplement may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus supplement are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

The following information is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our securities, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

About Esports Entertainment Group, Inc.

Overview

Esports is a skill-based, competitive, and organized form of video gaming by professional players, playing individually or as teams. Esports typically takes the form of organized, multiplayer video games that include genres such as real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv and youtube.com. The Company is developing a wagering platform where players and fans alike may engage in peer-to-peer skill-based betting, and gamers can bet on their ability to beat other gamers in a betting exchange environment and fans and spectators have the ability to bet on their favorite gamers to win real cash and prizes.

Corporate History

Esports Entertainment Group, Inc. was formed in the state of Nevada on July 22, 2008 under the name Virtual Closet, Inc., before changing its name to DK Sinopharma, Inc. on June 6, 2010 and then to, VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. The Company is a diversified operator of iGaming, traditional sports betting and esports businesses with a global footprint. The Company’s strategy is to build and acquire iGaming and traditional sports betting platforms and use them to grow the esports business whereby customers have access to game centers, online tournaments and player-versus-player wagering. On July 31, 2020, the Company commenced revenue generating operations with the acquisition of LHE Enterprises Limited, a holding company for Argyll Entertainment (“Argyll”), an online sportsbook and casino operator. On January 21, 2021, the Company completed its acquisition of Phoenix Games Network Limited, the holding company for the Esports Gaming League (“EGL”), and provider of event management and team services, including live and online events and tournaments. On March 1, 2021, the Company completed the acquisition of the operating assets and specified liabilities that comprise the online gaming operations of Lucky Dino Gaming Limited, a company registered in Malta, and Hiidenkivi Estonia OU, its wholly owned subsidiary registered in Estonia (collectively referred to as “Lucky Dino”). On June 1, 2021, the Company acquired ggCircuit, LLC (“GGC”) and Helix Holdings, LLC (“Helix”). GGC is a business-to-business software company that provides cloud-based management for gaming centers, a tournament platform and integrated wallet and point-of-sale solutions. Helix owned and operated esports centers. On July 13, 2021, the Company acquired Bethard Group Limited’s business-to-consumer operations that included the online casino and sports book business operating under the brand of Bethard (“Bethard”). Bethard’s operations provided sportsbook, casino, live casino and fantasy sport betting services.

The Company completed a series of independent transactions to streamline its operations to reduce operating losses and to increase its focus on core businesses. The Company closed its Argyll operations on December 8, 2022 by surrendering of its UK license and deconsolidated its Argyll operating entities during March and June 2023, and sold Bethard on February 24, 2023. The Company also disposed of Helix on June 10, 2022 and exited the EGL business as of June 30, 2023. Subsequent to these transactions, the core businesses of the Company include Lucky Dino of the EEG iGaming division, and GGC of the EEG Games division.

S-3

Our Business

EEG is an esports-focused iGaming and entertainment company with a global footprint. EEG’s strategy is to build and acquire betting and related platforms, and lever them into the rapidly growing esports vertical. We operate the business in two verticals, EEG iGaming and EEG Games.

EEG iGaming:

EEG iGaming includes the esports betting platform with full casino and other functionality and services for iGaming customers. iDefix, proprietary technology acquired in connection with the acquisition of Lucky Dino, is a Maltese Gaming Authority (“MGA”) licensed iGaming platform with payments, payment automation manager, bonusing, loyalty, compliance and casino integrations that services all Lucky Dino sites.

EEG’s goal is to be a leader in the large and rapidly growing sector of esports real-money wagering, offering fans the ability to wager on approved esports events in a licensed and secure environment. We are now able to accept wagers from residents of over 180 jurisdictions including countries within the European Union, New Zealand and Latin America, on our platform.

Alongside the esports focused platform, EEG owns and operates Lucky Dino, which is licensed by the MGA to offer five online casinos under its seven different brands on its in-house built iDefix casino-platform.

We currently hold one Tier-1 gambling license in Malta. Our Lucky Dino operations provide a foothold in mature markets in Europe into which we believe we can cross-sell our esports offerings.

EEG Games:

EEG Games’ focus is on providing esports entertainment experiences to gamers through a combination of: (1) our proprietary infrastructure software, GGC, which underpins our focus on esports and is a leading provider of local area network (“LAN”) center management software and services, enabling us to seamlessly manage mission critical functions such as game licensing and payments, and (2) the creation of esports content for distribution to the betting industry. Currently, we operate our esports EEG Games business in the United States and Europe.

We believe that as the size of the market and the number of esports enthusiasts continues to grow, so will the number of esports enthusiasts who gamble on events, which we believe will increase the demand for our platform and services.

Competition

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Most of EEG’s current competitors, including bet365, William Hill, Betway, Penn Entertainment, Inc. (NASDAQ:PENN), Pinnacle Sports, PointsBet Holdings Limited (OTC: PBTHF), DraftKings Inc. (NASDAQ:DKNG), Rush Street Interactive, Inc. (NYSE:RSI), Kindred Group plc, Flutter Entertainment plc, Betsson AB, Super Group (SGHC) Limited (NYSE:SGHC), 888 Holdings plc, and Entain Plc, have far greater resources than us.

However, we believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience:

EEG’s Board of Directors includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance.

EEG’s officers and management, including our recently hired Chief Executive Officer, include individuals with extensive experience in the regulation of online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance, and customer service.

Unique Positioning within online gaming:

EEG was one of the first online gaming companies with an esports-first focus and a line of esports businesses; leading the effort to broaden legislation for betting on esports competitions. We are uniquely focused on connecting to customers across a broad set of retail and digital businesses to achieve greater revenue, scale, and profitability, as well as shaping esports infrastructure to facilitate omni-channel betting.

S-4

Technology Assets:

●	EEG has acquired businesses with state-of-the-art business-to-business/business-to-consumer technologies across esports competition infrastructure, for in-person and internet-based competitions, for tournaments, esports wagering and skill-based betting.
●	GGC Proprietary Platform: GGC’s ggLeap is a cloud-based management software solution that enables Gaming Centers to run games through the stat integrated client, reward gamers for playing the games they love, and allow gamers to run their own local tournaments. GGC is currently used by over 800 LAN centers and connects with over 2 million gamers monthly. GGC has a presence on six continents, primarily in North America and Europe.
●	Lucky Dino’s online casino platform – iDefix, a modern online casino platform licensed in Malta, upon which the Lucky Dino’s online casino brands operate. iDefix provides a full technical solution for casino operations, with various management tools as well as in-depth business intelligence reporting and analysis. The technology is built on a scalable event-driven micro-services-based architecture offering advanced automation features including anti money laundering compliance and know your customer (“KYC”) handling, responsible gambling management and monitoring, fraud and bonus abuse detection, as well as gamification, customer relationship management and bonus management.

Growth Strategy

In the future, we intend to:

●	Expand our esports services into North America, including the 45 states where skill-based gambling is legal and the numerous other states where esports gambling is permitted but has yet to be launched in a meaningful way, enhance our product offering, as well as create relationships with players that will migrate into our real-money wagering platform.

●	Expand our esports wagering platform and services into more jurisdictions, utilizing the MGA gaming license, which provides opportunity for access into over 180 countries.

Future Products and Services:

Online Esports Tournament Play

EEG intends to offer players from around the world, including the United States (unless prohibited in a state or international jurisdiction) the ability to enter and participate in online video game tournaments and win cash prizes, via our enhanced EGL tournament platform. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate creating tournament content for sale and distribution to the betting industry while also sometimes collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of their money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in groups, both large and small, or major tournaments. We believe using the tournament platform to penetrate the U.S. market will allow us to grow our brand within the esports community and create valuable content for sale to the betting and gambling industry.

International Market Expansion

EEG received a gaming service license for online betting from the MGA in April 2020, and in February 2021, established a brick-and-mortar office and commenced online gaming operations in Malta. In order to effectively penetrate international markets, we translated our website into several additional languages and offer customer service and technical support in the local language of key markets.

S-5

EEG’s Online Wagering Platform

According to Zion Market Research’s, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market Research estimated the size of the global online gambling market in 2021 was in excess of $61.5 billion and is projected to reach $114.4 billion by 2028.

iDefix, the Company’s modern online casino platform that the Lucky Dino online casino brands operate on, is licensed in Malta. iDefix provides a full technical solution for casino operations, with various management tools as well as in-depth business intelligence reporting and analysis.

On our esports-focused wagering platform, a player can place a bet on a team participating in any number of approved tournaments. The website also maintains a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, the website includes a “frequently asked questions” section which provides customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing and betting rules and procedures.

Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website.

EEG is looking to expand into new geographic territories by obtaining licenses or by working with B2C operators under a new platform licensing arrangement to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that we are able to acquire in other markets. Marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

We plan to increase our marketing efforts and awareness of our brands through our existing suite of websites, as well as future offerings by:

●	Educating sports betting consumers and gamers to bet on esports;

●	Sponsoring professional esports teams and tournaments that have a global reach and to generate content for sale;

●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers and increasing our efforts in attracting esports players and other celebrities who have an interest in video game gambling and esports;

●	Using a multichannel approach focused on acquiring and retaining customers; and

●	Utilizing multiple social media platforms to promote our wagering business including, but not limited to, Facebook, Twitter, Instagram, Snapchat, TikTok, YouTube, Twitch, Discord, WhatsApp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website.

Further, we intend to continue to invest in optimizing the Company’s website in an effort to become the premier esports gaming and gambling website in the industry.

Recent Developments

Certain Estimated Unaudited Results for the Year Ended June 30, 2023

Based on a preliminary review of our results for the year ended June 30, 2023, set forth below are certain preliminary estimates of unaudited selected financial data for the year ended June 30, 2023. Our audited consolidated financial statements for the year June 30, 2023 are not yet available. The following information reflects our preliminary estimates based on currently available information, is not a comprehensive statement of our financial results, and is subject to change. We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for the year ended June 30, 2023 are not yet complete. These estimates should not be viewed as a substitute for our full audited financial statements prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. See the sections titled “Cautionary Statements Regarding Forward-Looking Information” and “Risk Factors” in this prospectus supplement, our filings with the SEC for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data presented below and the actual audited financial data we will report for the year ended June 30, 2023. Our independent registered public accountants have not audited, reviewed, compiled or performed any procedures with respect to this financial information. Accordingly, our independent registered public accountants do not express an opinion or provide any form of assurance with respect thereto.

	Year Ended June 30, 2023 Estimated (Unaudited)
	Low	High
Net Revenue	$22,000,000	$23,000,000
Operating expenses(1)	$(62,000,000)	$(64,000,000)
Total other income (expense), net(1)	$(7,000,000)	$(9,000,000)

(1)	The amounts in the table above are preliminary, and exclude the effects, if any, resulting from the evaluation of the recoverability of the Company’s Goodwill and Intangible Assets, for the year ended June 30, 2023. Any reductions to revenue or increases in expenses may cause Total Stockholders Equity to fall below the Nasdaq minimum continued listing requirement of $2,500,000. Any failure to maintain compliance with the continued listing requirements of Nasdaq could result in delisting of our common stock from Nasdaq and negatively impact our company and holders of our common stock, including by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

Reverse Stock Split

On January 26, 2023, the Company’s shareholders approved and granted the Company’s board of directors (the “Board”) discretionary authority to select the ratio for the Reverse Stock Split ranging from one-for-twenty (1-for-20) to one-for-one-hundred (1-for-100). Prior to effecting the Reverse Stock Split, the Board selected the Reverse Stock Split ratio of one-for-one-hundred (1-for-100). On February 22, 2023, the Company completed the Reverse Stock Split. The Board approved the Reverse Stock Split with the objective of regaining compliance with Nasdaq’s $1.00 minimum bid price requirement. As a result of the Reverse Stock Split, every 100 shares of common stock issued and outstanding as of the effective date were automatically combined into one share of common stock. The Reverse Stock Split did not change the terms of the common stock. Outstanding warrants, equity-based awards and other outstanding equity rights were proportionately adjusted by dividing the shares of common stock underlying the securities by 100 and multiplying the exercise/conversion price, as the case may be, by 100. The Reverse Stock Split also applied to common stock issuable upon the conversion of the Company’s Senior Convertible Note, dated February 22, 2022 (the “Senior Convertible Note”), with the Conversion Price, as defined in the Senior Convertible Note, being subject to adjustment under the terms of the Senior Convertible Note and the Amendment (as defined below). The Company’s 10% outstanding Series A Cumulative Redeemable Convertible Preferred Stock (“10% Series A Cumulative Redeemable Convertible Preferred Stock”) was not affected by the Reverse Stock Split.

S-6

Sale of Bethard Business and Amendment and Waiver to Senior Convertible Note

On February 24, 2023 (the “Bethard Closing Date”), the Company, pursuant to a stock purchase agreement (the “Purchase Agreement”) dated February 14, 2023 with Gameday Group PLC, a Malta company (“Purchaser”), completed the divestiture of Prozone Limited, a Malta company containing the online casino and sportsbook business, including the Bethard brand (the “Bethard Business”), that is licensed in Malta and Sweden (together, the sale of Prozone Limited with the Bethard Business herein referred to as the “Sale of the Bethard Business”). The purchase consideration was determined by the Company to be $8.09 million comprised of cash received on the Bethard Closing Date of €1.65 million ($1.74 million using exchange rates in effect on the Bethard Closing Date), holdback consideration of €0.15 million ($0.16 million using exchange rates in effect on the Bethard Closing Date) and the Company’s settlement of its contingent consideration liability of €5.87 million ($6.19 million using exchange rates in effect on the Bethard Closing Date) that had originated from its acquisition of the Bethard Business on July 13, 2021. The Purchaser further assumed net working capital of the Bethard Business consisting primarily of accounts payable and accrued liabilities estimated to be €1.24 million ($1.31 million using exchange rates at the Bethard Closing Date). The Company recognized a loss on disposal of the Bethard Business of $8.60 million.

On February 16, 2023, the Company entered into an Amendment and Waiver Agreement (“Amendment”) with the holder of the Senior Convertible Note (the “Holder”) as a condition to the closing of the sale of the Bethard Business. The Amendment required the Company to deposit 50% of the proceeds from the Sale of the Bethard Business in a bank account in favor of the Holder. The Amendment required the Company to deposit 50% of the proceeds of any permitted future sale of assets or any subsequent debt or equity offer or sale (a “Securities Transaction”) and 100% of the proceeds of any additional indebtedness incurred in the future, into such bank account in favor of the Holder, or, at the option of the Holder, redeem amounts under the Senior Convertible Note using such proceeds. 50% of the proceeds received from the Sale of the Bethard Business, or €0.83 million ($0.87 million using exchange rates in effect on the Closing Date) was deposited into a bank account in favor of the Holder.

The Amendment also modified the Senior Convertible Note to increase the principal balance by $2.95 million, for fees of $0.45 million and converted accrued liabilities of $2.50 million. The Amendment further provided for a voluntary reduction in the Conversion Price (as defined in the Senior Convertible Note) when, among other things, the Company issues or is deemed to issue common stock in a future registered offering at a price below the Conversion Price then in effect, to the lower issuance price in such offering, subject to certain exceptions. The Amendment also provided rights to the Holder to participate in future Securities Transactions for a period of two years from the later of the date of the Amendment and the date that no payment amounts due to the Holder remain outstanding.

Senior Convertible Note and Debt for Common Equity Conversions

On February 22, 2022, the Company exchanged the existing senior convertible note (the “Old Senior Convertible Note”) with a remaining principal of $29.15 million, with the Senior Convertible Note in the aggregate principal of $35.0 million. On September 19, 2022 as part of the Company’s September 2022 Offering of shares of common stock and warrants to purchase common stock, the Company remitted to the Holder an amount of $2.78 million from the proceeds therefrom, reducing the Senior Convertible Note principal balance to $32.22 million as recorded in the unaudited condensed consolidated balance sheet as of December 31, 2022. As part of the registered direct offering of 70,650 shares of common stock and pre-funded warrants to purchase 178,500 shares of common stock that we completed with the Holder on December 22, 2022 (the “December 2022 Registered Direct Offering”), the Company paid the Holder an amount equal to $1.07 million for interest due and interest prepaid through February 28, 2023. The Company had not maintained its compliance with certain debt covenants and was in default under the terms of the Senior Convertible Note up until the conversion on April 28, 2023 into Series C Preferred Stock discussed below.

On January 27, 2023, the Company received the written consent of the Holder to lower the conversion price of the Senior Convertible Note to 90% of the lowest volume weighted average price (“VWAP”) (as defined in the Senior Convertible Note) of the common stock for a trading day during the five (5) consecutive trading day period ending on, and including, the applicable date that the conversion price is lowered for purposes of a conversion (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events during such measuring period) until further written notice to the holder from the Company.

From January 27, 2023 through April 28, 2023, the date that the Senior Convertible Note was converted into Series C Preferred Stock, we and the Holder of our Senior Convertible Note effected debt for equity exchanges under the Senior Convertible Note. Pursuant to the debt for equity exchanges, the Holder exchanged $19.26 million in aggregate principal amount of the Senior Convertible Note for an aggregate of 2,242,143 shares of our common stock, at conversion prices equal to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of our common stock for a trading day during the five (5) consecutive trading day period ending on, and including, the applicable date that the conversion price was lowered for purposes of a conversion, in accordance with Section 7(g) of the Senior Convertible Note (the “Exchanges”) and recorded a loss on extinguishment of the senior convertible note of $3.62 million.

Following the Exchanges and the impact of the Amendment, our indebtedness pursuant to the Senior Convertible Note was reduced by $16.31 million, and $15.91 million in aggregate principal amount of the Senior Convertible Note remained outstanding prior to the redemption of an additional $0.68 million discussed below.

S-7

Agreement to Exchange Senior Convertible Note to New Series C Convertible Preferred Stock

On April 19, 2023, the Company entered into an agreement with the Holder (the “Note to Preferred Stock Exchange Agreement”) to exchange the $15.23 million in aggregate principal amount of the Senior Convertible Note outstanding into the new Series C Preferred Stock as part of the Company’s approved plan of compliance with the Nasdaq Listing Rules.

As discussed above, prior to the issuance of the Series C Preferred Stock the principal balance of the Senior Convertible Note dated February 22, 2023 had been reduced from an aggregate principal amount of $35.00 million to $15.23 million in a series of transactions that included conversions of debt for equity and repayments to the Holder. As also discussed above, the Company further amended the Senior Convertible Note agreement in connection with the Sale of the Bethard Business. The Senior Convertible Note, however, was terminated upon issuance of the Series C Preferred Stock. The principal balance converted into the new Series C Preferred Stock includes the redemption of $0.68 million that was paid by the Company using funds from the Sale of the Bethard Business deposited in a bank account in favor of the Holder. On April 19, 2023, the Company paid $0.75 million to the Holder to redeem the $0.68 million of principal, as well as settle a portion of the related redemption premium of $0.05 million and accrued interest of $0.17 million. The balance due to the Holder of $0.15 million was paid on May 1, 2023.

The terms and provisions of the Series C Convertible Preferred Stock were set forth in a Series C Convertible Preferred Stock Certificate of Designations (the “Series C Certificate of Designations”), filed and effective with the Secretary of State of the State of Nevada in connection with the closing on April 28, 2023.

The exchange of the Senior Convertible Note into the Series C Preferred Stock extinguished the Senior Convertible Note and the related debt liability outstanding of $15.23 million and eliminated the related derivative liability that had a fair value of $1.96 million ($1,862 million approximate cash liability, as of March 31, 2023, calculated under the terms of the Senior Convertible Note), as of March 31, 2023.

The Series C Certificate of Designations contemplates that the Series C Preferred Stock are convertible into common stock (the “Conversion Shares”) at the option of the holder of Series C Preferred Stock at any time from time to time after the date of issuance thereof. The number of Conversion Shares issuable upon conversion of any share of Series C Preferred Stock shall be determined by dividing (x) the Conversion Amount (as defined below) of a share of Series C Preferred Stock by (y), at the holder’s option, either (i) the Conversion Price (as defined below); and (ii) the Alternate Conversion Price (as defined below), subject to the Floor Price (as defined below). “Conversion Amount” shall mean, with respect to each share of Series C Preferred Stock, the sum of (A) $1,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value and any other amounts owed under the Series C Certificate of Designations. “Conversion Price” shall mean $2.50, subject to adjustment as provided in the Series C Certificate of Designations. “Alternate Conversion Price” shall mean with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the common stock during the ten (10) consecutive Trading Day period ending and including the Trading Day of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such Alternate Conversion Measuring Period. “Floor Price” shall mean $0.44.

The Company shall not be allowed to effect the conversion of any of the Series C Preferred Stock held by the holder of Series C Preferred Stock, and such holder of Series C Preferred Stock shall not have the right to convert any of the Series C Preferred Stock held by such holder of Series C Preferred Stock pursuant to the terms and conditions of the Series C Certificate of Designations to the extent that after giving effect to such conversion, such holder of Series C Preferred Stock together with its affiliates and certain related parties collectively would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

Dividends on the Series C Preferred Stock accrue daily at a rate equal to 8.0% per annum, increasing 0.50% each 135 day anniversary from the date of issuance and shall be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with an optional conversion or upon any redemption hereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event, as defined in the Series C Certificate of Designations).

S-8

Under Section 4(e)(iii) of the Series C Certificate of Designations, in the event that the Alternate Conversion Price (as defined above and herein) falls below the Floor Price (as defined above and herein) at the time of a conversion using the Alternate Conversion Price, the accrued and unpaid dividends on the outstanding shares of preferred stock shall automatically increase, pro rata, by the applicable Alternate Conversion Floor Amount (as defined in the Series C Certificate of Designations) or, at the Company’s option, the Company shall deliver the applicable Alternate Conversion Floor Amount to the holder on the applicable date of conversion.

From May 8, 2023 through September 14, 2023, the Holder converted $11.8 million in Series C Preferred Stock stated value and $0.1 million accrued dividends for 39,186,187 shares of our common stock at conversion prices equal to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of our common stock for a trading day during the ten (10) consecutive trading day period ending, and including, the applicable date that the conversion price was lowered for purposes of a conversion, offset by the aggregate Alternate Conversion Floor Amount of approximately $3.6 million and accrued dividends of $0.3 million. The balance of Series C Preferred Stock was reduced to approximately $7.4 million as of September 14, 2023. The alternate conversion Floor Adjustment was recorded as a deemed dividend and will be presented on the consolidated statement of operations as an addition to the net loss available to common stockholders.

On August 15, 2023, as part of the Settlement Agreement (as described below), the Company triggered the anti-dilution down round price protection provisions of the Series C Preferred Stock that allows for the conversion at the conversion price described below. Due to the down round price protection provision on the Series C Preferred Stock, the Company recorded a deemed dividend within stockholders’ deficit associated with the reduction in the lowest possible conversion price in effect prior to the Settlement Agreement (as described below) from $0.44 to the conversion price as defined below, of $6.7 million based on the incremental value to the Series C Preferred Stock holder due to the conversion price reduction. This incremental value will be presented on the consolidated statement of operations as an addition to the net loss available to common stockholders. The incremental value was determined by computing the additional shares the Series C Preferred Stock would receive based on the conversion price reduction multiplied by the estimated fair value of common stock of $0.1935.

Securities Purchase Agreement and Series D Preferred Stock

On April 30, 2023, the Company entered into and on May 22, 2023 subsequently closed a Securities Purchase Agreement with the Holder. The Securities Purchase Agreement contemplates a direct offering to the Investor of (i) 4,300 shares of new Series D Preferred Stock, $0.001 par value per share, for a price of $1,000 per share, (ii) common warrants to purchase 1,433,333 shares of our common stock at a price of $1.96 per share (the “Common Warrants”), and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share (the “Preferred Warrants”), for a total gross proceeds to the Company of $4.3 million before deducting underwriting discounts and commissions.

The terms and provisions of the Series D Preferred Stock were set forth in a Series D Convertible Preferred Stock Certificate of Designations (the “Series D Certificate of Designations”), filed and effective with the Secretary of State of the State of Nevada in connection with the closing on May 22, 2023.

The Series D Certificate of Designations contemplates that the Series D Preferred Stock will be convertible into common stock (the “Conversion Shares”) at the option of the holder of Series D Preferred Stock at any time from time to time after the date of issuance thereof. The number of Conversion Shares issuable upon conversion of any share of Series D Preferred Stock shall be determined by dividing (x) the Conversion Amount (as defined below) of a share of Series D Preferred Stock by (y), at the holder’s option, either (i) the Conversion Price (as defined below); and (ii) the Alternate Conversion Price (as defined below), subject to the Floor Price (as defined below). “Conversion Amount” shall mean, with respect to each share of Series D Preferred Stock, the sum of (A) $1,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value and any other amounts owed under the Series D Certificate of Designations. “Conversion Price” shall mean $3.00. “Alternate Conversion Price” shall mean 90% of the lowest VWAP (as defined in the Series D Certificate of Designations) of the 10 trading days ending and including the date of conversion. “Floor Price” shall mean $0.39. Issuances of shares of common stock upon conversion of the Series D Preferred Stock and Common Warrants in excess of 20% of the Company’s outstanding shares of common stock require approval by the Company’s stockholders pursuant to the rules and regulations of the Nasdaq Stock Market. Under the terms of the Securities Purchase Agreement for the Series D Preferred Stock offering, the Company was obligated to use its reasonable best efforts to obtain such stockholder approval by August 15, 2023, which was not achieved, despite reasonable best efforts.

The Company shall not be allowed to effect the conversion of any of the Series D Preferred Stock held by the holder of Series D Preferred Stock, and such holder of Series C Preferred Stock shall not have the right to convert any of the Series D Preferred Stock held by such holder of Series D Preferred Stock pursuant to the terms and conditions of the Series D Certificate of Designations to the extent that after giving effect to such conversion, such holder of Series D Preferred Stock together with its affiliates and certain related parties collectively would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

Pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) between the Holder and the Company, the Company granted certain registration rights to the Investor. The Registration Rights Agreement requires the Company to file a registration statement covering the resale of the shares of common stock underlying the shares of Series D Preferred Stock to be issued in the offering and the shares of common stock issued upon exercise of the Common Warrants. The Registration Rights Agreement also covers the shares of common stock issuable on conversion of any shares of Series D Preferred Stock issued upon exercise of the Preferred Warrants. Under the Registration Rights Agreement, such amount to be registered shall equal 200% of all such shares plus the shares that could be issued upon conversion of the dividends accruing on the Series D Preferred Stock through the second anniversary of the closing of the offering of Series D Preferred Stock, assuming a conversion price equal to the Floor Price. The Company was to have filed the registration statement within 60 days from the closing of the transactions contemplated by the Securities Purchase Agreement, or July 21, 2023, and cause the registration statement to be declared effective within 120 days after the closing of the transactions contemplated by the Securities Purchase Agreement. As a result of the Company’s delay in filing such registration statement, the Company is obligated under the Registration Rights Agreement to pay the holder of the registrable securities an amount in cash equal to 0.5% of the Investor’s purchase price in the Series D Preferred Stock offering for the filing failure and also on every thirty-day anniversary of such filing failure, if any, until cured (the “RRA Fees”). As of the date hereof, we have incurred $43,000 in RRA Fees under the Registration Rights Agreement (subject to increase with respect to any additional RRA Fees that may accrue, from time to time, under the Registration Rights Agreement (and subject to decrease in accordance with the Settlement Agreement as described below). The Registration Rights Agreement contains mutual customary indemnification provisions among the parties and requires the Company to make certain cash payments in the event the Company fails to file and/or maintain the effectiveness of a required registration statement.

S-9

Dividends on the Series D Preferred Stock will accrue daily at a rate equal to 8.0% per annum, increasing 0.50% each 135 day anniversary from the date of issuance and shall be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with an optional conversion or upon any redemption hereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event).

Under Section 4(e)(iii) of the Series D Certificate of Designations, in the event that the Alternate Conversion Price (as defined above and herein) falls below the Floor Price (as defined above and herein) at the time of a conversion using the Alternate Conversion Price, the accrued and unpaid dividends on the outstanding shares of preferred stock shall automatically increase, pro rata, by the applicable Alternate Conversion Floor Amount (as defined in the Series D Certificate of Designations) or, at the Company’s option, the Company shall deliver the applicable Alternate Conversion Floor Amount to the holder on the applicable date of conversion. As of the date hereof, no amounts are due under the Series D Preferred Stock.

On August 15, 2023, as part of the Settlement Agreement (as described below), the Company triggered the anti-dilution down round price protection provisions of the Series D Preferred Stock that allows for the conversion at the conversion price described below. Due to the down round price protection provision on the Series C Preferred Stock, the Company recorded a deemed dividend within stockholders’ deficit associated with the reduction in conversion price in effect prior to the Settlement Agreement (as described below) from $0.39 to the conversion price as defined below, of $2.6 million based on the incremental value to the Series D Preferred Stock holder due to the conversion price reduction. This incremental value will be presented on the consolidated statement of operations as an addition to the net loss available to common stockholders. The incremental value was determined by computing the additional shares the Series D Preferred Stock would receive based on the conversion price reduction multiplied by the estimated fair value of common stock of $0.1935.

Settlement Agreement

On August 15, 2023, the Company entered into a settlement agreement (“Settlement Agreement”) with the Holder to issue common stock in partial settlement of RRA Fees by the Company under the Registration Rights Agreement.

The Company agreed to initially issue 10,000 shares at $0.10 per share (“Initial Settlement Price Per Share”) in partial settlement of RRA Fees. The Company further agreed to settle an additional $1,000 (or such other amount as the parties shall mutually agree) on each seven (7) day anniversary of the initial settlement (or another date mutually agreed between the parties), to satisfy up to the remaining balance of the RRA Fees at a price per share equal to the lower of (1) 90% of the lowest VWAP per share of the common stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the additional share settlement, and (2) the Initial Settlement Price Per Share. As part of the settlement, the Holder also agreed to waive, in part, applicable antidilution provisions within the Certificates of Designations governing the Series C Preferred Stock and Series D Preferred Stock such that the issuances of any settlement shares in accordance with the Settlement Agreement shall not result in a conversion price for the applicable conversion amount (as such terms are defined in the Certificates of Designations governing the Series C Preferred Stock and Series D Preferred Stock) subject to such conversion less than the lesser of (A) the conversion price then in effect (without giving effect to any adjustments to the conversion price arising solely as a result of the issuances of the settlement shares under the Settlement Agreement) and (B) the greater of (x) the conversion price then in effect (after giving effect to all adjustments to the conversion price (including, without limitation, such adjustments arising as a result of the issuances of the settlement shares under the Settlement Agreement)) and (y) 90% of the lowest VWAP of the common stock during the ten (10) consecutive trading day period ending and including such applicable conversion date under the terms of the Series C Preferred Stock or Series D Preferred Stock, as applicable.

The Settlement Agreement further provides that, notwithstanding anything in the applicable Certificate of Designations for the Series C Preferred Stock or Certificate of Designations for the Series D Preferred Stock to the contrary, with respect to any given conversion of any Series C Preferred Stock or Series D Preferred Stock, to the extent such conversion price, as so adjusted, is greater than 90% of the lowest VWAP of the common stock during the ten (10) consecutive trading day period ending and including the trading day of the applicable conversion notice, a conversion floor price condition (as defined in the Certificates of Designations governing the Series C Preferred Stock and Series D Preferred Stock) shall be deemed to have occurred with respect to such conversion of the Series C Preferred Stock or Series D Preferred Stock, as applicable.

August 2023 Registered Direct Offering

On August 15, 2023, the Company entered into a securities purchase agreement with the Holder of our Series C Preferred Stock and Series D Preferred Stock (the “RD SPA”). The RD SPA relates to an offering of (a) 1,000,000 shares of our common stock, $0.001 par value per share, for a price of $0.1935 per share, directly to the Holder and (b) pre-funded warrants to purchase 4,167,959 shares of our common stock at a price of $0.1935 per warrant, directly to such Holder (the “RD Pre-funded Warrants”), with all but $0.001 per warrant prepaid to the Company at the closing of the offering. The RD Pre-funded warrants are exercisable immediately upon issuance. The exercise price of each RD Pre-funded Warrant is $0.001 per share of common stock. The offering closed on August 15, 2023 subject to standard closing conditions.

The Pre-funded Warrants were all subsequently exercised on August 16, 2023.

The RD SPA included the Holder waiving its rights to require the Company to cause a Subsequent Placement Optional Redemption (as defined in each of the Certificate of Designations governing the Series C Convertible Preferred Stock and Certificate of Designations governing the Series D Convertible Preferred Stock) using the gross proceeds from the sale of the shares of common stock and Warrants (including from the exercise thereof) and its rights to participate in an Eligible Subsequent Placement (as defined in each of the Certificate of Designations governing the Series C Convertible Preferred Stock and Certificate of Designations governing the Series D Convertible Preferred Stock) pursuant to Section 7(b) of the Certificate of Designations governing the Series C Convertible Preferred Stock and Section 7(b) of the Certificate of Designations governing the Series D Convertible Preferred Stock, but only with respect to the offering and sale of the Securities contemplated by the RD SPA. As a result, the Company did not make any payments from the gross proceeds to the Holder.

The gross proceeds from the issuance and sale of the shares of common stock and RD Pre-funded Warrants, were approximately $1,000,000, before deducting the estimated offering expenses payable by us. The Company completed the offering without a placement agent and no placement agent fees were payable. The Company had broad discretion in the use of the net proceeds, including for working capital and general corporate purposes to support ongoing business operations.

Other Sales and Restructurings in the iGaming business

We have initiated a process to evaluate the strategic options for the iGaming business, including exploring the sale of iGaming assets due to increasing regulatory burdens and competition. Our Chief Executive Officer was tasked with assessing the value of the iGaming assets and determining next steps. The Company has taken the following actions:

S-10

Sale of Spanish iGaming Operations

On January 18, 2023, the Company sold its Spanish iGaming operations, including its Spanish iGaming license. The Company received approximately $1.2 million in proceeds and $1.0 million in cash from the return of a deposit held with the Spanish regulator. Sixty-five percent (65%) of the proceeds and cash received were remitted to the Holder as required. The Company recognized a gain on disposal of the Spanish iGaming operations of $1.11 million.

Closure of Argyll and vie.gg

On November 10, 2022, the Company determined that it would close down its licensed remote gambling operation in the UK market. On November 15, 2022, as part of the winding down of the Argyll UK iGaming operations, players were informed that they would no longer be able to place bets from November 30, 2022 and that they could withdraw their balances through December 7, 2022. On December 8, 2022 Argyll UK surrendered its UK license and the surrender was confirmed by the UK Gambling Commission (the “UKGC”) on December 9, 2022. Between December 7, 2022 and December 14, 2022 Argyll UK attempted to refund customer accounts that still had remaining balances. On March 3, 2023, the Board determined that the Company’s wholly-owned subsidiary Argyll Entertainment, the Company’s Swiss entity that is part of Argyll UK, would be liquidated. The Swiss courts declared Argyll Entertainment bankrupt on March 27, 2023, at which point the Company lost control of Argyll Entertainment and, as a result, deconsolidated the entity. Argyll Productions was subsequently liquidated and deconsolidated the entity on June 9, 2023. The Company had previously fully impaired the goodwill, intangible assets and other long-lived assets of Argyll UK in the fiscal year ended June 30, 2022. The Company recognized a gain on disposal of Argyll Entertainment of $3.29 million and $0.6 million for Argyll Productions.

On October 28, 2022, the Company determined that it would close down its vie.gg New Jersey operations and exit its transactional waiver from the New Jersey Division of Gaming Enforcement. The exit of the transactional waiver is complete and this did not have a material adverse effect on our results of operations.

Exit of EGL business

On June 30, 2023, the Company sold its EGL business, a provider of online tournaments (through the EGL tournament platform) to a member of the EGL management team for $0.25 million. The exit of EGL is not expected to have a material adverse effect on our results of operations.

Leadership changes

Appointment of Alex Igelman as Chief Executive Officer

On December 22, 2022, the Board appointed Alex Igelman as Chief Executive Officer, effective January 3, 2023.

Appointment of Michael Villani as Interim Chief Financial Officer and, subsequently, Chief Financial Officer

Effective August 29, 2023, the Company appointed of Michael Villani as the permanent Chief Financial Officer, from his previous role as Interim Chief Financial Officer and Financial Controller which he was appointed effective January 6, 2023. Mr. Villani serves as the Company’s Principal Financial Officer.

Departure of John Brackens as Chief Technology Officer/Chief Information Officer

On May 14, 2023, John Brackens, the Chief Technology Officer/Chief Information Officer, departed from the Company.

Appointment of Damian Mathews as Chief Operating Officer

Effective May 29, 2023, the Board appointed Damian Mathews, a current member of the Board, to serve as the Company’s Chief Operating Officer.

Appointment of Robert Soper to the Board of Directors

Effective June 6, 2023, the Board appointed Mr. Robert Soper as a member of the Board.

S-11

Compliance with Nasdaq Listing Requirements

On April 11, 2022, the Company received a deficiency notification letter from the Listing Qualifications Staff of Nasdaq (the “Staff”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous thirty consecutive business days (the “Bid Price Rule”).

On June 7, 2022, the Company received a further letter from Nasdaq notifying the Company that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35.0 million required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”).

On October 11, 2022, the Company received a third letter from Nasdaq notifying the Company that the Company’s common stock will be delisted, and the Company’s common stock warrants traded under the symbols GMBLW and GMBLZ and the Company’s 10% Series A Cumulative Redeemable Convertible Preferred Stock traded under symbol GMBLP will no longer qualify for listing, and in that regard trading of the Company’s common stock, common stock warrants and 10% Series A Cumulative Redeemable Convertible Preferred Stock will be suspended. The Company requested an appeal with the Nasdaq Hearings Panel (the “Panel”) and the hearing was held on November 17, 2022.

On November 30, 2022, the Company received a determination from the Panel granting the Company’s request for the continued listing of its common stock on the Capital Market tier of Nasdaq, subject to the Company evidencing compliance with the Bid Price Rule, and the minimum of $2.5 million stockholders’ equity requirement (the “Equity Rule”), as set forth in Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1), respectively, on or before February 7, 2023 (which, as described below, was subsequently extended on February 8, 2023) and March 31, 2023, respectively, and adhering to certain other conditions and requirements described below.

On December 6, 2022, the Company received a fourth letter from Nasdaq notifying the Company that it has not regained compliance with the MVLS Rule. This was addressed in the November 17, 2022, hearing before the Panel where the Company presented on its plan to comply with the MVLS Rule or alternative criteria and was granted continued listing subject to the criteria noted above.

S-12

On February 8, 2023, we received notice from the Panel updating its remaining conditions as follows:

1.	On February 20, 2023, the Company shall provide a written update to the Panel regarding the progress of its debt-to-equity conversion plan and its impact on the Company’s equity;
2.	On March 7, 2023, the Company shall have demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions; and
3.	On March 31, 2023, the Company shall demonstrate compliance with the Equity Rule.

The Company provided an update on its progress to the Panel on February 20, 2023 and on March 9, 2023, the Company received a letter from the Panel indicating that the Company has regained compliance with the Bid Price Rule.

On March 30, 2023, the Company submitted a written submission requesting an extension on the requirement to demonstrate compliance with the Equity Rule and on April 6, 2023, the Panel granted an extension through April 30, 2023.

On May 1, 2023, the Company announced it met the minimum Equity Rule.

On June 13, 2023, the Company received a notice from the Panel providing that the Company demonstrated compliance with the requirements for continued listing on The Nasdaq Capital Market, including the Equity Rule, as outlined in Listing Rule 5550(b)(1).

On September 6, 2023, the Company received a deficiency notification letter from the Staff indicating that the Company was not in compliance with Bid Price Rule.

The Company has 180 calendar days from the date of such notice, or until March 4, 2024, to regain compliance with the Bid Price Rule. To regain compliance, the bid price for the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

The Company remains subject to a “Panel Monitor,” as defined by Nasdaq Listing Rule 5815(d)(4)(A), through June 13, 2024. In the event the Company fails to satisfy a continued listing requirement during the Panel Monitor, the Company will not be provided with the opportunity to present a compliance plan to the Staff and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3), which process might otherwise be available under the Nasdaq Listing Rules, but would instead have an opportunity to request a new hearing with the Panel. The Company’s securities may be at that time delisted from Nasdaq.

Any failure to maintain compliance with the continued listing requirements of Nasdaq could result in delisting of our common stock from Nasdaq and negatively impact our company and holders of our common stock, including by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

Regulatory Developments

We operate in both emerging and well-established competitive markets. We expect that our future growth will come from online gaming and sports betting via expansions of gaming in existing jurisdictions; entrance into new jurisdictions, and improvements and expansions of our existing properties and strategic acquisitions of gaming properties, expanded software sales to more screens in game centers including in universities, entertainment centers and casinos, as well as increased esports adoption and events, particularly in North America. We continue to adjust operations and cost structures to reflect the changing economic conditions. We also continue to focus on revenue and cost synergies from our acquisitions, and offering our customers additional gaming experiences through our affiliates. The gaming industry is characterized by an increasingly high degree of competition among a large number of participants, including game centers; riverboat casinos; dockside casinos; land-based casinos; video lottery; iGaming; online and retail sports betting; sports media companies; gaming at taverns; gaming at truck stop establishments; sweepstakes and poker machines not located in casinos; the potential for increased fantasy sports; significant growth of Native American gaming tribes, historic racing or state-sponsored i-lottery products in or adjacent to states we operate in; and other forms of gaming.

United Kingdom

Since the acquisition of the Argyll UK EEG iGaming business on July 31, 2020, the Company has responded to periodic requests for information from the UKGC in relation to information required to maintain its UK license following the change of corporate control. There have been no adverse judgments imposed by the UKGC against the Company. In recent months, the Company reduced its spending on marketing and was focused on retaining existing customers and reactivating past customers. On November 10, 2022, the Company determined that it would close down its licensed remote gambling operation in the UK market. On November 15, 2022, as part of the winding down of the Argyll UK iGaming operations, players were informed that they would no longer be able to place bets from November 30, 2022 and that they could withdraw their balances through December 7, 2022. On December 8, 2022 Argyll UK surrendered its UK license and the surrender was confirmed by the UKGC on December 9, 2022. Between December 7, 2022 and December 14, 2022 Argyll UK attempted to refund customer accounts that still had remaining balances. On March 3, 2023, the Board determined that the Company’s wholly-owned subsidiary Argyll Entertainment, the Company’s Swiss entity that is part of Argyll UK, would be liquidated. The Swiss courts declared Argyll Entertainment bankrupt on March 27, 2023, at which point the Company lost control of Argyll Entertainment and, as a result, deconsolidated the entity. Argyll Productions was subsequently liquidated and deconsolidated the entity on June 9, 2023. The Company had previously fully impaired the goodwill, intangible assets and other long-lived assets of Argyll UK in the fiscal year ended June 30, 2022. The Company recognized a gain on disposal of Argyll Entertainment of $3.29 million and $0.6 million for Argyll Productions.

S-13

Netherlands

A new licensing regime was implemented in the Netherlands for online gaming operators, with applications being accepted from April 1, 2021. EEG did not apply for a license after assessing the criteria for applying. The first licenses took effect on October 1, 2021. In a surprise to the market, the Dutch Minister for Legal Protection issued guidance warning that even those operators that were not targeting the Dutch market but were passively accepting Dutch customers would be punished, with authorities given the power to issue increased fines. Prior to this guidance, operators had understood that passive acceptance of bets was permissible. The vast majority of unlicensed operators (including EEG’s brands) promptly withdrew from the Dutch market completely on October 1, 2021, closing all active Dutch customer accounts. The sudden and earlier than anticipated withdrawal from the Dutch market had a negative impact on the unlicensed operators in the region. The sole period in which the Company had revenues from its EEG iGaming operations in the Netherlands was in the fiscal quarter ended September 30, 2021.

Finland

On January 1, 2022, amendments to the Finnish Lotteries Act came into effect, further restricting marketing opportunities and enhancing the enforcement powers of the Finnish regulator. Prior to these amendments coming into effect, in the fiscal quarter ended December 31, 2021, the Company had received communications from the Finnish regulator requesting clarification on its marketing and gaming practices related to its Finnish EEG iGaming operations. The Company responded to the initial communication in the third quarter of fiscal year 2022 and received a second request for further clarification. On November 28, 2022, the Company provided its response, further addressing its business and marketing operations in Finland.

Further powers allowing the Finnish regulator to require blocking by payment service providers of overseas operators who are targeting their marketing activities towards Finnish customers are also due to come into effect in 2023. Operations in Finland run under the MGA license on the Lucky Dino in-house built iDefix casino-platform.

On January 5, 2023, the Company received a communication that the Finnish regulator was satisfied with the Company’s response and no adverse judgments were imposed by the Finnish regulator against the Company.

Legal Proceedings

On January 6, 2023, our former chairman and chief executive officer, Grant Johnson, filed a lawsuit in the United States District Court for the Southern District of New York against the Company. The claim alleges breach by the Company of Mr. Johnson’s employment agreement when it terminated him for “Cause” as defined in the agreement on December 3, 2022. Mr. Johnson seeks in excess of $1,000,000 as well as 2,000 shares of the Company’s common stock, plus attorney’s fees. On February 28, 2023, Mr. Johnson filed an amended complaint to amend his original claim and to add an alleged defamation claim. On March 14, 2023, the Company filed its Pre-Motion Letter requesting that the claim be dismissed and on March 15, 2023 Mr. Johnson filed a letter to the Court requesting that the claim not be dismissed. On May 4, 2023, a pretrial conference took place and the Company decided not to move forward with the motion to dismiss and is preparing documents for the discovery phase and a response to the Plaintiff’s statement of claim as well as a counterclaim.

The Company believes the claims are without merit and intends to defend against the claims vigorously. The case is captioned Grant Johnson v. Esports Entertainment Group, Inc. 1:22-cv-10861 (SDNY).

The Company at times may be involved in litigation relating to claims arising from its operations in the normal course of business. The Company is currently not involved in any litigation that it believes could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Corporate Information

Our principal executive office address is Block 6, Triq Paceville, St. Julians, Malta, STJ 3109. Our telephone number is +356 2713-1276. Our website is www.esportsentertainmentgroup.com. The information contained in our website is not a part of this prospectus supplement.

S-14

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. See “Description of the Securities that we are Offering.”

Issuer	Esports Entertainment Group, Inc.

Common stock offered by us	58,663,322 shares of our common stock after giving effect to the assumed sale of $7,186,257 of shares of our common stock (at an assumed offering price of $0.1225 per share, which was the closing price of our common stock on The Nasdaq Capital Market on September 14, 2023). The actual number of shares to be issued will vary depending on the sales price in this offering.

Total Common stock outstanding before the offering	47,737,840 shares of common stock(1)(2).

Common stock to be outstanding after the offerings	Up to 106,401,162 assuming the sale of all of the shares of common stock being offered by us (at an assumed offering price of $0.1225 per share, which was the closing price of our common stock on The Nasdaq Capital Market on September 14, 2023). The actual number of shares to be issued will vary depending on the sales price in this offering(2).

Manner of offering	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other market for our common stock in the U.S. through our agent, Maxim Group, LLC (“Maxim”). Maxim will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. See “Plan of Distribution.” The Company obtained a waiver from the Holder to file this prospectus supplement, as is required under the Securities Purchase Agreement for the Series D Convertible Preferred Stock.

Use of proceeds

We estimate that the net proceeds from the sale of shares of common stock in this offering will be approximately $6,736,000 (based upon an assumed public offering price of $0.1225 per, the last reported sale price of common stock on the Nasdaq Capital Market on September er 14, 2023), after deducting the estimated offering expenses payable by us, if the Holder’s Redemption Amounts (as defined below) are waived. The Holder of the Series C Preferred Stock and Series D Preferred Stock has the option to require the Company to use up to 50% of the gross proceeds to redeem the Series C Preferred Stock and 50% of the gross proceeds to redeem the Series D Preferred Stock (together the “Holder’s Redemption Amounts”), and, as a result would use up all remaining proceeds unless waived by the Holder. We will not proceed with this offering unless the Holder’s Redemption Amounts are fully or partially waived and we intend to use any remaining net proceeds of this offering for working capital and general corporate purposes to support ongoing business operations. If the Holder’s Redemption Amounts are not waived, the Company would be required to pay all of the gross proceeds to the Holder and pay $450,000 out of cash on hand to cover the estimated offering expenses (based upon an assumed public offering price of $0.1225 per, the last reported sale price of common stock on the Nasdaq Capital Market on September 14, 2023).

If the Holder’s Redemption Amounts is fully or partially waived, we will have broad discretion in the use of any net proceeds following the payment of offering expenses and any of the Holder’s Redemption Amounts required to be paid to the Holder. The Company will seek to obtain the Holder’s waiver in full of the Holder’s Redemption Amounts, but cannot provide assurances that it will receive any waiver of the Holder’s Redemption Amounts. See “Use of Proceeds.” on page S-29.

Risk factors	An investment in our shares of common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-16 of this prospectus supplement, and elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

Nasdaq Capital Market symbols	Our common stock is listed on The Nasdaq Capital Market under the symbol “GMBL.”

We currently have two classes of Common Stock Purchase Warrants that trade on Nasdaq under the symbols “GMBLW” and “GMBLZ.”

Our Common Stock Purchase Warrants that have an exercise price of $425.00 per share and expire in April 2025 trade under the symbol GMBLW. On September 14, 2023, the last reported sale price of our GMBLW warrants was $0.02 per warrant.

Our Common Stock Purchase Warrants that have an exercise price of $100.00 per share and expire in March 2027 trade under the symbol GMBLZ. On September 14, 2023, the last reported sale price of our GMBLZ warrants was $0.0026 per warrant.

1 The foregoing excludes the number of shares of common stock potentially issuable upon a conversion of the Series C Preferred Stock and Series D Preferred Stock into shares of common stock. The foregoing table also excludes the number of shares of common stock issuable upon exercise of the Common Warrants issued in the Series D Preferred Stock offering and excludes any shares of common stock that would be issuable upon exercise and conversion of the preferred warrants issued in the Series D Preferred Stock offering. Issuances of shares of common stock upon conversion of the Series D Preferred Stock and Common Warrants in excess of 20% of the Company’s outstanding shares of common stock require approval by the Company’s stockholders pursuant to the rules and regulations of the Nasdaq Stock Market.

2In addition, the number of Common stock outstanding before and after the offering excludes the following as of March 31, 2023:

●	32,324 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $149.52 as of March 31, 2023;
●	835,950 shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock that are each convertible into one share of common stock at a conversion price of $17.50 per common share as of March 31, 2023;
●	562,006 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $180.73 as of March 31, 2023; and
●	14,695 shares reserved for future issuances under our equity compensation plan or other issuances to employees as of March 31, 2023.

S-15

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022 filed with the SEC, on October 13, 2022, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in our subsequent Quarterly Reports on Form 10-Q. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Owning our Common Stock

Because there is substantial doubt about our ability to continue as a going concern for a reasonable period of time, an investment in our common stock is highly speculative; holders of our common stock could suffer a total loss of their investment.

Without additional financing, our cash will be depleted in the near term. In addition to the risks related to the Series C Preferred Stock and Series D Preferred Stock, we have an accumulated deficit of $180,635,674 as of March 31, 2023 and have a history of recurring losses from operations and recurring negative cash flows from operations. We also considered our current liquidity as well as future market and economic conditions that may be deemed outside of our control as it relates to obtaining financing and generating future profits. We believe that our current level of cash and cash equivalents are not sufficient to fund our operations and obligations without additional financing. Our ability to raise financing is subject to several factors, including market and economic conditions, performance, and investor sentiment as it relates to us and the esports and iGaming industry. The combination of these conditions was determined to raise substantial doubt regarding our ability to continue as a going concern. Furthermore, we may seek alternative sources of equity or debt financing, delay capital expenditures or evaluate potential asset sales, and potentially could seek relief under the applicable bankruptcy or insolvency laws. In the event of a bankruptcy proceeding or insolvency, or restructuring of our capital structure, holders of our common stock could suffer a total loss of their investment.

If we fail to maintain compliance with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On April 11, 2022, the Company received a deficiency notification letter from the Listing Qualifications Staff of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous thirty consecutive business days (the “Bid Price Rule”).

On June 7, 2022, the Company received a further letter from Nasdaq notifying the Company that for the last 30 consecutive business days, the Company’s minimum MVLS was below the minimum of $35,000,000 required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(2).

On October 11, 2022, we received a third letter from Nasdaq notifying us that our common stock will be delisted, and our common stock warrants traded under the symbols GMBLW and GMBLZ and our 10% Series A Cumulative Redeemable Convertible Preferred Stock traded under symbol GMBLP will no longer qualify for listing, and in that regard trading of our common stock, Common Stock Warrants and 10% Series A Cumulative Redeemable Convertible Preferred Stock will be suspended. We requested an appeal with the Panel and the hearing was held on November 17, 2022.

On November 30, 2022, the Company received a determination from the Panel granting the Company’s request for the continued listing of its common stock on the Capital Market tier of Nasdaq, subject to the Company evidencing compliance with the Bid Price Rule, and the minimum of $2,500,000 stockholders’ equity requirement (the “Equity Rule”), as set forth in Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1), respectively, on or before February 7, 2023 (which, as described below, was subsequently extended on February 8, 2023) and March 31, 2023, respectively, and adhering to certain other conditions and requirements described below.

On December 6, 2022, the Company received a fourth letter from Nasdaq notifying the Company that it has not regained compliance with the MVLS Rule. This was addressed in the November 17, 2022, hearing before the Panel where the Company presented on its plan to comply with the MVLS Rule or alternative criteria and was granted continued listing subject to the criteria noted above.

On February 8, 2023, we received notice from the Panel updating its remaining conditions as follows:

1.	On February 20, 2023, the Company shall provide a written update to the Panel regarding the progress of its debt-to-equity conversion plan and its impact on the Company’s equity;
2.	On March 7, 2023, the Company shall have demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions; and
3.	On March 31, 2023, the Company shall demonstrate compliance with the Equity Rule.

S-16

The Company provided an update on its progress to the Panel on February 20, 2023 and on March 9, 2023, the Company received a letter from the Panel indicating that the Company has regained compliance with the Bid Price Rule.

On March 30, 2023, the Company submitted a written submission requesting an extension on the requirement to demonstrate compliance with the Equity Rule and on April 6, 2023, the Panel granted an extension through April 30, 2023.

On May 1, 2023, the Company announced it met the minimum Equity Rule.

On June 13, 2023, the Company received a notice from the Panel providing that the Company demonstrated compliance with the requirements for continued listing on The Nasdaq Capital Market, including the Equity Rule, as outlined in Listing Rule 5550(b)(1).

On September 6, 2023, the Company received a deficiency notification letter from the Staff indicating that the Company was not in compliance with Bid Price Rule.

The Company has 180 calendar days from the date of such notice, or until March 4, 2024, to regain compliance with the Bid Price Rule. To regain compliance, the bid price for the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

The Company remains subject to a “Panel Monitor,” as defined by Nasdaq Listing Rule 5815(d)(4)(A), through June 13, 2024. In the event the Company fails to satisfy a continued listing requirement during the Panel Monitor, the Company will not be provided with the opportunity to present a compliance plan to the Staff and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3), which process might otherwise be available under the Nasdaq Listing Rules, but would instead have an opportunity to request a new hearing with the Panel. The Company’s securities may be at that time delisted from Nasdaq.

Any failure to maintain compliance with the continued listing requirements of Nasdaq could result in delisting of our common stock from Nasdaq and negatively impact our company and holders of our common stock, including by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

If our common stock is delisted from Nasdaq and is traded over-the-counter, your ability to trade and the market price of our shares of common stock may be restricted and negatively impacted.

In addition to the foregoing, if our common stock is delisted from Nasdaq and is traded on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our common stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions. If our common stock is delisted from Nasdaq and is traded on the over-the-counter market at a price of less than $5.00 per share, our common stock would be considered a penny stock. Unless otherwise exempted, the SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document that provides information about penny stock and the risks in the penny stock market, the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. Further, prior to a transaction in a penny stock, the penny stock rules require the broker-dealer to provide a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, the penny stock rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock is no longer a penny stock.

We implemented the Reverse Stock Split on February 22, 2023; the liquidity of our common stock may be adversely effected.

We effected the Reverse Stock Split of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares of our common stock that are outstanding following the Reverse Stock Split, particularly if the market price of our common stock does not increase from its recent decline as a result of the Reverse Stock Split. Following the Reverse Stock Split, the resulting market price of our common stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

S-17

If we implement a second reverse stock split, the liquidity of our common stock may be adversely effected.

If required to maintain compliance with Nasdaq listing rules, we will plan to effect a second reverse stock split of our outstanding common stock, with our Board having the discretion as to the exact ratio of any reverse stock split. Under Nevada law, our board of directors may take action to effect a reverse split of our common stock and a corresponding decrease to our authorized capital stock, without stockholder approval pursuant to Nevada Revised Statutes 78.207 if required to comply with the Bid Price Rule and if deemed to be in the interests of the Company. However, there can be no assurance that the market price per share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. The liquidity of the shares of our common stock may be affected adversely by any reverse stock split given the reduced number of shares of our common stock that will be outstanding following the reverse stock split, particularly if the market price of our common stock does not increase as a result of the reverse stock split. Following any reverse stock split, the resulting market price of our common stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

The Series C Convertible Preferred Stock and Series D Convertible Preferred Stock will continue to subordinate the rights of the holders of shares of our common stock and their terms have obligated us, and may continue to obligate us, to increase the value of such preferred stock due to forces that may be within, or outside of, our control.

The Series C Preferred Stock and the Series D Preferred Stock give the Holder many of the certain rights, including the ability to convert at will the Series C Preferred Stock and the Series D Preferred Stock to shares of our common stock at a discount to the closing market price of our common stock, which results in dilution to the holders of shares of our common stock, and the right to payment of cash and/or shares as dividends accrued on the Series C Preferred Stock and Series D Preferred Stock, and an increase in the respective Stated Values (and accordingly, the Conversion Amounts), based on a premium, in the event of a Triggering Event (as described in the Series C Certificate of Designations and Series D Certificate of Designations). Dividends accrued or paid on the Series C Preferred Stock and Series D Preferred Stock are expected to significantly reduce or eliminate any cash that we might otherwise have available for the payment of dividends on shares of common stock in the future. In the event a Bankruptcy Triggering Event (as defined in the Series C Certificate of Designations and Series D Certificate of Designations) occurs, the Company will be required to redeem, in cash, the Series C Preferred Stock and Series D Preferred Stock at a redemption price based on a required premium, as described in the Series C Certificate of Designations and Series D Certificate of Designations.

In addition, under Section 4(e)(iii) of the Series C Certificate of Designations and Series D Certificate of Designations, in the event that the Alternate Conversion Price (as defined above and herein) falls below the Floor Price (as defined above and herein) at the time of a conversion using the Alternate Conversion Price, the accrued and unpaid dividends on the outstanding shares of preferred stock shall automatically increase, pro rata, by the applicable Alternate Conversion Floor Amount (as defined in the Series C Certificate of Designations and Series D Certificate of Designations) or, at the Company’s option, the Company shall deliver the applicable Alternate Conversion Floor Amount to the holder on the applicable date of conversion. As of the date hereof, we have increased such dividends by an aggregate Alternate Conversion Floor Amount of $3.6 million to the holder of the Series C Preferred Stock. No such amounts are due under the Series D Preferred Stock.

From May 8, 2023 through September 14, 2023, the Holder converted $11.8 million in Series C Preferred Stock stated value and $0.1 million accrued dividends for 39,186,187 shares of our common stock at conversion prices equal to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of our common stock for a trading day during the ten (10) consecutive trading day period ending, and including, the applicable date that the conversion price was lowered for purposes of a conversion, offset by the aggregate Alternate Conversion Floor Amount of approximately $3.6 million and accrued dividends of $0.3 million. The balance of Series C Preferred Stock was reduced to approximately $7.4 million as of September 14, 2023. The alternate conversion Floor Adjustment was recorded as a deemed dividend and will be presented on the consolidated statement of operations as an addition to the net loss available to common stockholders.

We have provided a summary of the material terms of the Series C Preferred Stock and the Series D Preferred Stock under the heading, “Description of Capital Stock – Preferred Stock” in this prospectus supplement.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could affect our stock price and cause you to lose some or all of your investment.

We may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. The result of these charges may thus be to negatively affect the price of our common stock causing stockholders to suffer a reduction in the value of their shares and could impact our compliance with equity requirement under the Nasdaq listing rules.

S-18

The trading price of our common stock has been, and will likely continue to be, volatile and as a result you could lose all or part of your investment due to dips in the market price cause by market fluctuations.

The trading price of our common stock has been, and will likely continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our common stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	changes in the market’s expectations about our operating results;
●	success of competitors;
●	lack of adjacent competitors;
●	our results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;
●	our ability to market new and enhanced products and services on a timely basis;
●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of our common stock by our directors, executive officers or significant stockholder or the perception that such sales could occur; and
●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the affected companies. The trading prices and valuations of these stocks, and of our common stock, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

S-19

The exercise of our outstanding options and warrants will result in significant dilution to our stockholders.

As of March 31, 2023, we had outstanding options to purchase up to 32,324 shares of our common stock including an award of 25,000 time-based stock options with our CEO, for options to purchase a total of 32,324 shares of common stock. In addition, as of March 31, 2023, we had outstanding warrants to purchase up to approximately 562,006 shares of our common stock outstanding as of March 31, 2023. The exercise of a significant portion of our outstanding options and warrants may result in significant dilution to our stockholders. Subsequent to March 31, 2023, the Company has issued 4,167,959 shares of Common Stock from the exercise of all of the August RD Pre-funded Warrants.

The coverage of business or our common stock by securities or industry analysts or the absence thereof could adversely affect the price of our securities and trading volume.

The trading market for our common stock is influenced in part by the research and other reports that industry or securities analysts publish about us or our business or industry from time to time. We do not control these analysts, or the content and opinions included in their reports. Analysts who publish information about our securities may have had relatively little experience with our company given our history, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. If analysts do cover us and one or more of them downgrade our securities, or if they issue other unfavorable commentary about us or our industry or inaccurate research, our stock price would likely decline. Furthermore, if one or more of these analysts cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets. Any of the foregoing would likely cause our stock price and trading volume to decline.

We currently do not intend to pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

We currently do not expect to declare or pay dividends on our common stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

You may also experience dilution of your ownership interest due to the future issuance of additional shares of our common stock.

We are in a capital-intensive business and we do not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We will in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. Additionally, we implemented the Reverse Stock Split, without a corresponding reduction in the total number of authorized shares of common stock. The potential issuance of such additional shares of common or preferred stock or convertible debt, including upon conversions of the Series C Preferred Stock and/or Series D Preferred Stock, may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for restructurings, capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, either by us or our stockholders. Actual sales of our common stock, or the perception in the market that we or holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Our outstanding shares of common stock may be freely sold in the public market at any time to the extent permitted by the Securities Act or to the extent such shares have already been registered under the Securities Act and are held by non-affiliates.

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We may issue additional preferred stock in the future with terms that could dilute the voting power or reduce the value of our common stock.

Our Amended and Restated Articles of Incorporation authorizes us to issue, without stockholder approval, one or more series of preferred stock having such designation, powers, privileges, preferences, including preferences over our common stock with respect to dividends and distributions, terms of redemption and relative participation, optional, or other rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations or restrictions thereof, as our Board may determine. In addition to the Series C Preferred Stock and Series D Preferred Stock that were issued to the Holder, the terms of one or more other series of preferred stock that we may issue in the future could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of our common stock.

Our Amended and Restated Articles of Incorporation allows for our Board to create new series of preferred stock without further approval by our stockholders, which could have an anti-takeover effect and could adversely affect holders of our common stock and warrants.

Our authorized capital includes preferred stock issuable in one or more series. Our Board has the authority to issue preferred stock and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with restructurings, possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our company.

On November 10, 2021, we designated 1,725,000 shares of preferred stock as 10% Series A Cumulative Redeemable Convertible Preferred Stock, with a par value of $0.001 per share and liquidation value of $11.00. On November 11, 2021, we announced that we priced an underwritten public offering of preferred stock as 10% Series A Cumulative Redeemable Convertible Preferred Stock in the first series issuance of preferred stock, of which 835,950 shares were issued at $10 per share on November 16, 2021.

In addition, under the terms of the underwriting agreement for the public offering of the 10% Series A Cumulative Redeemable Convertible Preferred Stock, the Company granted the underwriters a 45-day option to purchase up to an additional 120,000 shares. On December 10, 2021, there was a partial exercise to purchase 35,950 shares.

Each share of 10% Series A Cumulative Redeemable Convertible Preferred Stock is convertible into one share of common stock at a conversion price of $17.50 per common share. Subject to earlier conversion or redemption, the 10% Series A Cumulative Redeemable Convertible Preferred Stock matures five years from issuance, or November 15, 2026, at which point we must redeem the shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock in cash.

Dividends on the 10% Series A Cumulative Redeemable Convertible Preferred Stock accrue daily and are cumulative from the date of issuance. The dividends on the 10% Series A Cumulative Redeemable Convertible Preferred Stock are payable monthly in arrears on the last day of each calendar month, when, as and if declared by our Board, at the rate of 10.0% per annum. In the event the dividends are not paid in cash, the dividends shall continue to accrue at a dividend rate of 10.0%.

The 10% Series A Cumulative Redeemable Convertible Preferred Stock is also redeemable, at the option of the Board, in whole or in part, at any time on or after January 1, 2023.

The holders of the 10% Series A Cumulative Redeemable Convertible Preferred Stock will not have any voting rights, except whenever dividends on any share of any series of preferred stock (“Applicable Preferred Stock”) have not been paid in an aggregate amount equal to four monthly dividends on the shares, the holders of the Applicable Preferred Stock will have the exclusive and special right, voting separately as a class and without regard to series, to elect at an annual meeting of stockholders or special meeting held in place of it one member of the Board, until all arrearages in dividends and dividends in full for the current monthly period have been paid.

Further, on December 20, 2022, we entered into a Subscription and Investment Representation Agreement with a member of management, the Interim CFO of the Company, who is an accredited investor (the “Purchaser”), pursuant to which we agreed to issue and sell 100 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), to the Purchaser for $10 per share in cash. The sale closed on December 21, 2022.

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On December 21, 2022, we filed a Certificate of Designation with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of Preferred Stock. The Certificate of Designation provided that 100 shares of Series B Preferred Stock had 25 million votes each and was to vote together with the outstanding shares of our common stock as a single class exclusively with respect to any proposal to effect a reverse stock split of our common stock. The Series B Preferred Stock was voted, without action by the holder, on the reverse stock split proposal at our 2022 annual meeting of stockholders in the same proportion as shares of common stock were voted. The Series B Preferred Stock otherwise had no voting rights except as otherwise required by the Nevada Revised Statutes.

The Series B Preferred Stock was not convertible into, or exchangeable for, shares of any other class or series of stock or other securities. The Series B Preferred Stock had no rights with respect to any distribution of our assets, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up, whether voluntarily or involuntarily. The holder of the Series B Preferred Stock was not entitled to receive dividends of any kind.

Pursuant to the terms of the Series B Preferred Stock, the outstanding shares of Series B Preferred Stock were redeemed in whole following the effectiveness of stockholder approval of the reverse stock split proposal. On February 10, 2023, the holder of the Series B Preferred Stock received consideration of $10 per share in cash, or $1,000 in the aggregate.

Additionally, on April 28, 2023 and May 22, 2023, we filed a Certificate of Designations with the Secretary of State of Nevada, effective as of the time of filing, for the Series C Preferred Stock and the Series D Preferred Stock, respectively. These designated the rights, preferences, privileges and restrictions of the shares of Series C Preferred Stock and the Series D Preferred Stock.

The exchange of the Senior Convertible Note into the Series C Preferred Stock extinguished the Senior Convertible Note and the related debt liability outstanding of $15,230,024 into 15,230 shares of Series C Preferred Stock, $0.001 par value per share, for a price of $1,000 per share.

On April 30, 2023, the Company entered into and on May 22, 2023 subsequently closed a Securities Purchase Agreement with the Holder. The Securities Purchase Agreement contemplated a direct offering to the Investor of (i) 4,300 shares of new Series D Preferred Stock, $0.001 par value per share, for a price of $1,000 per share, (ii) Common Warrants to purchase 1,433,333 shares of our common stock at a price of $1.96 per share, and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share, for total gross proceeds to the Company of approximately $4,260,000.

The Series C Certificate of Designations and Series D Certificate of Designations are substantially the same and contemplate that both the Series C Preferred Stock and the Series D Preferred Stock will be convertible into common stock (the “Conversion Shares”) at the option of the holder at any time from time to time after the date of issuance thereof. The number of Conversion Shares issuable upon conversion of any share of Series C Preferred Stock or Series D Preferred Stock shall be determined by dividing (x) the Conversion Amount (as defined below) of a share of Series C Preferred Stock by (y), at the holder’s option, either (i) the Conversion Price (as defined below); and (ii) the Alternate Conversion Price (as defined below), subject to the Floor Price (as defined below). “Conversion Amount” shall mean, with respect to each share of Series C Preferred Stock, the sum of (A) $1,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value and any other amounts owed under the Series C Certificate of Designations. “Conversion Price” shall mean $2.50 and $3.00, for the Series C Preferred Stock and for the Series D Preferred Stock, respectively, subject to adjustment as provided in the Series C Certificate of Designations and Series D Certificate of Designations. “Alternate Conversion Price” shall mean with respect to any Alternate Conversion that price which shall be, at the holder’s option, either (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the common stock during the ten (10) consecutive Trading Day period ending and including the Trading Day of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such Alternate Conversion Measuring Period. “Floor Price” shall mean $0.44 and $0.39, for the Series C Preferred Stock and for the Series D Preferred Stock, respectively.

The Company shall not be allowed to effect the conversion of any of the Series C Preferred Stock or Series D Preferred Stock held by the holder, and such holder shall not have the right to convert any of the Series C Preferred Stock or Series D Preferred Stock held by such holder of pursuant to the terms and conditions of the Series C Certificate of Designations and the Series D Certificate of Designations to the extent that after giving effect to such conversion, such holder together with its affiliates and certain related parties collectively would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

Issuances of shares of common stock upon conversion of the Series D Preferred Stock and Common Warrants in excess of 20% of the Company’s outstanding shares of common stock would require approval by the Company’s stockholders pursuant to the rules and regulations of the Nasdaq Stock Market. Under the terms of the Securities Purchase Agreement for the Series D Preferred Stock offering, the Company was obligated to use its reasonable best efforts to obtain such stockholder approval by August 15, 2023, which was not achieved, despite reasonable best efforts.

Dividends on the Series C Preferred Stock and Series D Preferred Stock will accrue daily at a rate equal to 8.0% per annum, increasing 0.50% each 135 day anniversary from the date of each issuance and be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with an optional conversion or upon any redemption thereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event, as defined in the Series C Certificate of Designations and Series D Certificate of Designations).

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Series C and Series D Purchase Rights”), then each holder of the Series C Preferred Stock and Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Series C and Series D Purchase Rights, the aggregate Series C and Series D Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series C Preferred Stock and Series D Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Series C and Series D Purchase Rights, subject to certain limitations on beneficial ownership.

The Note to Exchange Agreement and the Securities Purchase Agreement contain certain covenants and restrictions that the Company shall not file certain registration statements or issue or sell securities for a period of time after the closing, as more fully described in the Note to Exchange Agreement and Securities Purchase Agreement. These agreements contains customary representations and warranties and certain indemnification rights and obligations of the parties.

S-22

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We will have broad discretion in the use of the net proceeds upon the payment of offering expenses. The balance of the net proceeds will be used for working capital and general corporate purposes. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

As of March 31, 2023, our net tangible book value (deficit) was approximately $(24,547,425), or approximately $(7.52) per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on an assumed offering price of $0.1225 per share of common stock being sold in this offering (which was the closing price of our common stock on The Nasdaq Capital Market on September 14, 2023), and our net tangible book value per share as of March 31, 2023, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.15 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock (such as warrants, convertible debt or preferred stock) at prices that may not be the same as the price per share in this offering. We may not be able to sell shares of common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares of common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. The sale of shares of common stock in this offering and any future sales of a substantial number of shares of our common stock and warrants in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock and warrants or the availability of those shares of common stock and warrants for sale will have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Maxim at any time throughout the term of the sales agreement. The number of shares that are sold by Maxim after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Maxim. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

S-23

Risks Related to Our Business

Since we have a limited operating history and limited history of revenue producing operations, it is difficult for potential investors to evaluate our business.

While we were incorporated under the laws of Nevada in July 2008, we did not begin to commence revenue generating operations until July 2020 with the acquisition of Argyll (which closed down its licensed remote gambling operation during December 2022 and is being wound down with Argyll Entertainment being declared bankrupt by the Swiss Court on March 27, 2023 and Argyll Entertainment being liquidated on June 9, 2023). Since that acquisition, we also acquired several businesses including FLIP, Lucky Dino, GGC, Helix (of which the Helix game center assets were sold on June 10, 2022), Bethard (which was sold on February 24, 2023) and EGL (which was sold on June 30, 2023). Prior to these acquisitions, our operations focused primarily on the design, development and testing of our wagering systems. We continue to be subject to all the risks and uncertainties inherent in a new business and sale of new products and services. As a result, we still must establish many corporate functions necessary to operate our business, including finalizing our administrative structure, continuing our product development, assessing and expanding our marketing activities, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies that are in a development stage. You should carefully consider the risks and uncertainties that a company, such as ours, with a limited operating history will face. In particular, you should consider that we cannot provide assurance that we will be able to:

●	continue to operate as a going concern
●	remain listed on Nasdaq;
●	successfully implement or execute our current business plan;
●	maintain our management team;
●	raise sufficient funds in the capital markets to effectuate our business plan;
●	attract, enter into or maintain contracts with, and retain customers; or
●	compete effectively in the extremely competitive environment in which we operate.

If we cannot successfully accomplish the foregoing objectives, our business may not succeed.

We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability or remain a going concern.

We have commenced revenue producing operations during the fiscal year ended June 30, 2021 through the previously mentioned acquisitions. If we are unable to increase revenues in future periods, we will not be able to achieve and maintain profitability. Beyond this, we may incur significant losses in the future for a number of reasons including other risks described in this prospectus supplement and accompanying base prospectus, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not ever be able to achieve profitability. We incurred negative cash flows from operating activities and recurring net losses in fiscal years 2022 and 2021. As of June 30, 2022, and 2021, our accumulated deficit was $149,140,426 and $46,908,336, respectively, and as of March 31, 2023 our accumulated deficit was $180,635,674. These factors, among others, raised substantial doubt about our ability to continue as a going concern.

Our business may be materially and adversely affected by the combined company’s business following acquisitions. If we are required to write down goodwill and other intangible assets, our financial condition and results would be negatively affected.

When we acquire a business, a substantial portion of the purchase price of the acquisition is allocated to goodwill and other identifiable intangible assets. The amount of the purchase price which is allocated to goodwill and other intangible assets is determined by the excess of the purchase price over the net identifiable assets acquired. According to the Board issued Accounting Standards Update No. 2014-02, Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill, and Accounting Standards Update No. 2014-18, Business Combinations (Topic 805): Accounting for Identifiable Intangible Assets in a Business Combination, which addresses the financial accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill and intangible assets deemed to have indefinite lives no longer be amortized but instead be tested for impairment at three different points in time. We must also perform annual tests for impairment. However, upon meeting certain criteria, we may not require a quantitative annual test. We may also be required to perform an interim impairment test, which is required if certain “triggering events” occur, such as adverse changes in the business climate or market which might negatively impact the value of a reporting unit. Finally, other intangible assets will continue to be amortized over their useful lives. Under current accounting standards, if we determine goodwill or intangible assets are impaired, we will be required to write down these assets. Any write-down would have a negative effect on the consolidated financial statements and could impact our compliance with equity requirement under the Nasdaq listing rules.

S-24

Risks Related to Regulation

The gaming industry is heavily regulated and failure by us to comply with applicable requirements could be disruptive to our business and could adversely affect our operations.

The gaming industry is subject to extensive scrutiny and regulation at all levels of government, both domestic and foreign, including but not limited to, federal, state, provincial, local, and in some instances, tribal authorities. While the regulatory requirements vary by jurisdiction, most require:

●	licenses and/or permits;

●	findings of suitability;

●	documentation of qualifications, including evidence of financial stability; and

●	other required approvals for companies who operate in online gaming or manufacture or distribute gaming equipment and services, including but not limited to approvals for new products.

Compliance with the various regulations applicable to internet gaming is costly and time-consuming. Regulatory authorities at the non-U.S., U.S. federal, state and local levels have broad powers with respect to the regulation and licensing of internet gaming operations and our license may be revoked, suspended or limited for non-compliance and regulators have the power to impose substantial fines on us and take other actions, any one of which could have a material adverse effect on our business, financial condition, results of operations and prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. We will strive to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business.

Any license, permit, approval or finding of suitability may be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for a license in another jurisdiction. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process which could adversely affect its operations. The finding of suitability process may be expensive and time-consuming. Our delay or failure to obtain licenses and approvals in any jurisdiction may prevent us from distributing our solutions and generating revenues. A gaming regulatory body may refuse to issue or renew a registration, license or other approval if we, or one of our directors, officers, employees or associates: (i) is considered to be a detriment to the integrity or lawful conduct or management of gaming, (ii) no longer meets a registration, license or other approval requirement, (iii) has breached or is in breach of a condition of registration, licensure, other approval or an operational agreement with a regulatory authority, (iv) has made a material misrepresentation, omission or misstatement in an application for registration, license or other approval or in reply to an enquiry by a person conducting an audit, investigation or inspection for a gaming regulatory authority, (v) has been refused a similar registration, license or other approval in another jurisdiction, (vi) has held a similar registration, or license or other approval in that province, state or another jurisdiction which has been suspended, revoked or cancelled, or (vii) has been convicted of an offense, inside or outside of the United States that calls into question our honesty or integrity or the honesty or integrity of one of our directors, officers, employees or associates.

Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised that it is required by gaming authorities may be denied a license or found unsuitable, as applicable. Furthermore, we may be subject to disciplinary action or our license may be in peril if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we: (i) pay that person any dividend or interest upon our voting securities; (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pay remuneration in any form to that person for services rendered or otherwise; or (iv) fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities.

Additionally, our services must be approved in some jurisdictions in which they are offered, which approval cannot be assured or guaranteed. Obtaining these approvals is a time-consuming process that can be extremely costly. Even where a jurisdiction regulates online gaming, it may not be commercially desirable to secure a license in such a jurisdiction due to tax or other operational considerations.

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A provider of gaming solutions may pursue corporate regulatory approval with regulators of a particular jurisdiction while it pursues technical regulatory approval for its gaming solutions by that same jurisdiction. It is possible that after incurring significant expenses and dedicating substantial time and effort towards such regulatory approvals, we may not obtain either of them. If we fail to obtain the necessary certification, registration, license, approval or finding of suitability in a given jurisdiction, we would likely be prohibited from distributing our services in that particular jurisdiction altogether. If we fail to seek, does not receive, or receive a revocation of a license in a particular jurisdiction for our games, hardware or software, then we cannot sell, service or place on a participation or leased basis or license our products in that jurisdiction and our issued licenses in other jurisdictions may be impacted. Furthermore, some jurisdictions require license holders to obtain government approval before engaging in some transactions, such as business combinations, reorganizations, stock offerings and repurchases. We may not be able to obtain all necessary registrations, licenses, permits, approvals or findings of suitability in a timely manner, or at all. Delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our solutions. If we are unable to overcome the barriers to entry, it will materially affect our results of operations and future prospects. To the extent new gaming jurisdictions are established or expanded, we cannot guarantee we will be successful in penetrating such new jurisdictions or expanding our business in line with the growth of existing jurisdictions. As we enter into new markets, we may encounter legal and regulatory challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. If we are unable to effectively develop and operate within these new markets, then our business, operating results and financial condition could be impaired. Our failure to obtain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business.

To expand into new jurisdictions, we may need to be licensed, obtain approvals of our products and/or seek licensure of our officers, directors, major stockholders, key employees or business partners. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing markets or into new jurisdictions can negatively affect our opportunities for growth or delay our ability to recognize revenue from the sale or installation of products in any such jurisdictions.

Directly related to the above risk, we have responded to periodic requests for information from the UKGC in relation to information required to maintain its UK license following the change of corporate control. There have been no adverse judgments imposed by the UKGC against us. In recent months, we reduced our spending on marketing and were focused on retaining existing customers and reactivating past customers. On November 10, 2022, the Company determined that it would close down its licensed remote gambling operation in the UK market. On November 15, 2022, as part of the winding down of the Argyll UK iGaming operations, players were informed that they would no longer be able to place bets from November 30, 2022 and that they could withdraw their balances through December 7, 2022. On December 8, 2022 Argyll UK surrendered its UK license and the surrender was confirmed by the UKGC on December 9, 2022. Between December 7, 2022 and December 14, 2022 Argyll UK attempted to refund customer accounts that still had remaining balances. On March 3, 2023, the Company’s Board determined that the Company’s wholly-owned subsidiary Argyll Entertainment, the Company’s Swiss entity that is part of Argyll UK, would be liquidated. The Swiss courts declared Argyll Entertainment bankrupt on March 27, 2023, at which point the Company lost control of Argyll Entertainment and, as a result, deconsolidated the entity. The Company recognized a gain on disposal of Argyll Entertainment of $3,288,060 and $608,047 for Argyll Productions, respectively. Argyll Productions was subsequently liquidated and deconsolidated the entity on June 9, 2023. The Company had previously fully impaired the goodwill, intangible assets and other long-lived assets of Argyll UK in the fiscal year ended June 30, 2022.

Recent regulatory changes in the Netherlands and Finland have had a material impact on our financial results and may have additional negative consequences on our business and operations in the future.

In addition, as a result of regulatory developments in Finland, we received communications requesting clarification on our marketing and gaming practices related to its Finnish EEG iGaming operations, from the Finnish regulator. The net revenues for our Lucky Dino business have declined from approximately $6.5 million for the three months ended March 31, 2022 to approximately $2.5 million for the three months ended March 31, 2023. Net revenues for our Lucky Dino business represented approximately 59% of our consolidated net revenues for the three months ended March 31, 2023.

There can be no assurance that operations and revenues from our Finnish and other iGaming operations will recover and not be further negatively impacted in the future.

S-26

Our stockholders and business partners are subject to extensive governmental regulation and if a stockholder is found unsuitable by a gaming authority, that stockholder would not be able to beneficially own our Common Shares directly or indirectly.

In many jurisdictions, gaming laws can require any of our stockholders and business partners to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold directly or indirectly ownership of any voting security or the beneficial or record ownership of any non-voting security or any debt security of any public corporation which is registered with the relevant gaming authority beyond the time prescribed by the relevant gaming authority. A violation of the foregoing may constitute a criminal offence. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licenses in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licenses in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of voting securities of a gaming company and, in some jurisdictions, non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only.

Thus, any purchaser of the common stock offered through this prospectus may find themselves subject to investigation and potentially required to disgorge their shares due to regulatory action in one of the jurisdictions we operate.

Current environmental laws and regulations, or those enacted in the future, could result in additional liabilities and costs. Compliance with these laws could increase our costs and impact the availability of components required to manufacture its products. Violation of these laws may subject us to significant fines, penalties or disposal costs, which could negatively impact its results of operations, financial position or cash flows.

In the context of our European Union (the “EU”)-facing operations, we may be subject to specific compliance obligations under the General Data Protection Regulation (EU) 2016/679 (the “GDPR”) and associated laws and regulations in different EU Member States in which we operate as well as in portions of our business outside the EU which may negatively affect our operations and financial results.

Every international business that has a presence in the EU as well as multiple data protection jurisdictions is subject to an impact on its operations placed by its obligation to comply with the requirements of the GDPR and associated EU legislation with respect to the offering of products or services to, or the monitoring of, individuals in the EU. We may also be subject to the local privacy and data protection laws of the EU Member States in which we offer products or services. Failure to comply with these EU data protection and privacy laws, can carry penalties and potential criminal sanctions, as well as the risk of litigation. In addition, Directive 2002/58/EC (as amended by Directive 2009/136/EC) (together, the “e-Privacy Directive”) governs, among other things, the use of cookies and the sending of electronic direct marketing within the EU and, as such, will apply to our marketing activities within the EU. Following Brexit, the UK has adopted its own data protection and direct marketing laws (the “UK data protection laws”) which are currently based on the corresponding EU legislation. Our UK-facing operations may therefore be subject to specific compliance obligations under the UK data protection laws.

In our efforts to comply with these requirements, we rely on positions and interpretations of the law that have yet to be fully tested before the relevant courts and regulators. While the UK data protection laws are currently similar to the corresponding EU laws, it is possible that those laws will diverge in the future. To the extent that those laws do diverge, then that may increase the costs of maintaining regulatory compliance. There is also a risk that it may become more difficult to make cross-border transfers of personal data, as a result of diverging data protection regimes in the territories where our customers are located and the territories where our operations are based. If a regulator or court of competent jurisdiction determined that one or more of our compliance efforts does not satisfy the applicable requirements of the GDPR or the e-Privacy Directive, or the UK data protection laws, or if any party brought a claim in this regard, there could be potential governmental or regulatory investigations, enforcement actions, regulatory fines, compliance orders, litigation or public statements against us by consumer advocacy groups or others, and that could cause customers to lose trust in us and damage our reputation. Likewise, a change in guidance could be costly and have an adverse effect on our business.

S-27

Miscellaneous Risks of This Investment

Efforts to remediate our material weaknesses and comply with the applicable provisions of Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us and the market price of our common stock.

Under current SEC rules, we have been required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, and related rules and regulations of the SEC. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. This process may result in a diversion of management’s time and attention and may involve significant expenditures. We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act. The rules governing the standards that must be met for our evaluation management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot remediate our material weaknesses or favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our common stock could decline.

We are a smaller reporting company and a non-accelerated filer and the reduced disclosure requirements available to us may make our common stock less attractive to investors.

The SEC established the smaller reporting company, or SRC, category of companies in 2008, and expanded it in 2018, in an effort to provide general regulatory relief for smaller companies. SRCs may choose to comply with scaled financial and non-financial disclosure requirements in their annual and quarterly reports and registration statements relative to non-SRCs. In addition, companies that are not “accelerated filers” can take advantage of additional regulatory relief. Whether a company is an accelerated filer or a SRC is determined on an annual basis. For so long as we qualify as a non-accelerated filer and/or a SRC, we will be permitted to and we intend to rely on some or all of the accommodations available to such companies. These accommodations include:

●	not being required to provide an auditor’s attestation of management’s assessment of internal control over financial reporting required by Section 404(b) of the Sarbanes-Oxley Act;
●	reduced financial disclosure obligations, including that SRCs need only provide two years of financial statements rather than three years; a maximum of two years of acquiree financial statements are required rather than three years; fewer circumstances under which pro forma financial statements are required; and less stringent age of financial statements requirements;
●	reduced non-financial disclosure obligations, including regarding the description of their business, management’s discussion and analysis of financial condition and results of operations, market risk, executive compensation, transactions with related persons, and corporate governance; and
●	later deadlines for the filing of annual and quarterly reports compared to accelerated filers.

We will continue to qualify as a SRC and non-accelerated filer for so long as (a) our public float is less than $75 million as of the last day of our most recently completed second fiscal quarter or (b) our public float is $75 million or more but less than $700 million and we reported annual revenues of less than $100 million for our most recently completed fiscal year.

We may choose to take advantage of some, but not all, of the available accommodations. We cannot predict whether investors will find our common stock less attractive if we rely on these accommodations. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.

The novel coronavirus (“COVID-19”) emerged in December 2019 and has since adversely impacted global commercial activity, disrupted supply chains and contributed to significant volatility in financial markets. The ongoing impacts of the COVID-19 pandemic has introduced material uncertainty and risk with respect to us and our performance, especially as it relates to in-person attendance at events and game centers.

We have previously indicated that a significant or prolonged decrease in consumer spending on entertainment or leisure activities may have an adverse effect on demand for our product offerings, including in-person access to game centers and tournaments, reducing cash flows and revenues, and thereby materially harming our business, financial condition and results of operations.

The ultimate impact of the COVID-19 pandemic on other areas of the business will depend on future developments, which are uncertain and may result in an extended period of continued business disruption and reduced operations. A materially disruptive resurgence of COVID-19 cases or the emergence of additional variants or strains of COVID-19 could cause other widespread or more severe impacts depending on where infection rates are highest. Any resulting financial impact cannot be reasonably estimated at this time but may have a material adverse impact on our business, financial condition and results of operations. We will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.

S-28

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of common stock in this offering will be approximately $6,736,000 (based upon an assumed public offering price of $0.1225 per, the last reported sale price of common stock on the Nasdaq Capital Market on September 14, 2023), after deducting the estimated offering expenses payable by us, if the Holder’s Redemption Amounts (as defined below) are waived. The Holder of the Series C Preferred Stock and Series D Preferred Stock has the option to require the Company to use up to 50% of the gross proceeds to redeem the Series C Preferred Stock and 50% of the gross proceeds to redeem the Series D Preferred Stock (together the “Holder’s Redemption Amounts”), and, as a result would use up all remaining proceeds unless waived by the Holder. We will not proceed with this offering unless the Holder’s Redemption Amounts are fully or partially waived and we intend to use any remaining net proceeds of this offering for working capital and general corporate purposes to support ongoing business operations. If the Holder’s Redemption Amounts are not waived, the Company would be required to pay all of the gross proceeds to the Holder and pay $450,000 out of cash on hand to cover the estimated offering expenses (based upon an assumed public offering price of $0.1225 per share, the last reported sale price of common stock on the Nasdaq Capital Market on September 14, 2023.

If the Holder’s Redemption Amounts is fully or partially waived, we will have broad discretion in the use of any remaining net proceeds following the payment of offering expenses and any of the Holder’s Redemption Amounts required to be paid to the Holder. However, we cannot guarantee if or when these net proceeds will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Maxim as a source of financing.

We intend to use the net proceeds for working capital and other general corporate purposes.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

S-29

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023. All references to shares of our common stock, refer to the number of shares of common stock after giving effect to the Reverse Stock Split:

●	On an actual basis;
●	On a pro forma basis to give effect to:

(i)	The exchange of the remaining outstanding balance of $15,230,024 of the Senior Convertible Note into the Series C Preferred Stock pursuant to the Note to Exchange Agreement entered into April 19, 2023. The exchange extinguished the Senior Convertible Note and the related debt liability outstanding, and also eliminated the related derivative liability that had a fair value of $1,963,933 as of March 31, 2023;
(ii)	The issuance of Series D Preferred Stock pursuant to the Securities Purchase Agreement entered into with the Holder on April 30, 2023. The Securities Purchase Agreement was closed on May 22, 2023, and resulted in the issuance (i) 4,300 shares of new Series D Preferred Stock, $0.001 par value per share, for a price of $1,000 per share, (ii) Common Warrants to purchase 1,433,333 shares of our common stock at a price of $1.96 per share with an estimated fair value at issuance of $2,818,154, and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share, for total net proceeds to the Company of $3,959,000 after deducting placement fees and expenses;
(iii)	The cash redemption of $679,976 of the $15,910,000 outstanding under the Senior Convertible Note following the Exchanges and the impact of the Amendment and Exchanges prior to the conversion of the remaining amount of the Senior Convertible Note into Series C Preferred Stock. On April 19, 2023, the Company paid $750,000 to the Holder to redeem the $679,976 and to settle a portion of the amounts due to the Holder related redemption premium of $51,450 and accrued interest of $168,574. The remaining $150,000 was paid to the Holder on May 1, 2023, resulting in a total of $900,000 paid to the Holder of which $34,911 was paid from cash and $865,089 was paid from restricted cash;
(iv)	The exchange of $11,834,170 in Series C Preferred Stock stated value and $90,473 accrued dividends for 39,186,187 shares of our common stock during the period from May 8, 2023 through September 14, 2023 at conversion prices equal to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of our common stock for a trading day during the ten (10) consecutive trading day period ending, and including, the applicable date that the conversion price was lowered for purposes of a conversion, offset by the aggregate Alternate Conversion Floor Amount of $3,634,521 and accrued dividends of $329,114;
(v)	This issuance of 10,000 shares of common stock on August 15, 2023 as part of the partial settlement of RRA Fees at $0.10 a share for $1,000 and a fair value of $1,935 and the issuance of 111,391 shares of common stock on June 30, 2023 to settle payables of $131,330;
(vi)	The sale of 1,000,000 shares of common stock and 4,167,959 Pre-funded Warrants in this offering at the public offering price of $0.1935 per share, for proceeds of $865,832 net of $130,000 in offering expenses; and
(vii)	The exercise of the 4,167,959 Pre-funded Warrants, for an exercise price of $0.001 per Pre-funded Warrant for gross proceeds of $4,168.

●	On a pro forma, as adjusted basis to give effect to:

(i)	The sale of 58,663,322 shares of common stock in this offering at the assumed offering price of $0.1225 per share (which was the closing price of our common stock on The Nasdaq Capital Market on September 14, 2023), after deducting the agent’s fees and other estimated offering expenses payable by us estimated at $450,000; and
(ii)	The remittance of $7,186,257, of the gross proceeds from the sale of common stock and warrants in this offering to the Holder of Series C Preferred Stock and Series D Preferred Stock that shall be used to redeem either security at the Holder’s discretion pursuant to the terms of the Series C Certificate of Designations and Series D Certificate of Designations, unless fully or partially waived.

●	On a pro forma, as adjusted and Holder’s Redemption Amounts Waived basis to give effect to:

(i)	The retention of the $7,186,257 of the gross proceeds from the sale of common stock in this offering as a result of the Holder’s waiver of its right to the Holder’s Redemption Amounts for this offering.

S-30

This capitalization table should be read in conjunction with our audited consolidated financial statements and accompanying notes for the fiscal years ended June 30, 2022 and 2021, and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended March 31, 2023 and 2022, and the fiscal years ended June 2022 and 2021, on Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on August 17, 2023 and other financial information included in this prospectus supplement or incorporated by reference into this prospectus supplement.

	As of March 31, 2023
	Actual (Unaudited)	Pro Forma, (Unaudited)	Pro Forma, As Adjusted (Unaudited)	Pro Forma, As Adjusted and Holder’s Redemption Amounts Waived (Unaudited)
Assets:
Cash	$1,875,758	$6,669,847	$6,219,847	$13,406,104
Restricted cash	$972,986	$107,897	$107,897	$107,897
Liabilities:
Derivative liability (1)	$1,963,933	$-	$-	$-
Warrant liability (2)	$1,043,789	$1,043,789	$1,043,789	$1,043,789
Debt:
Senior convertible note	$15,910,000	$-	$-	$-
Notes payable and other long-term debt	25,723	25,723	25,723	25,723
Total Debt	$15,935,723	$25,723	$25,723	$25,723
Mezzanine equity:
10% Series A cumulative redeemable convertible preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450 at March 31, 2023 actual; pro forma; and pro forma, as adjusted, respectively	$8,007,162	$8,007,162	$8,007,162	$8,007,162
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized	$-	$-	$-	$-
Series C Convertible Preferred Stock, $0.001 par value, 20,000 authorized, 5,324, 2,543 and 5,324 shares issued and outstanding at March 31, 2023 pro forma; pro forma, as adjusted; and pro forma, as adjusted and Holder’s Redemption Amounts waived, respectively (3)	-	7,359,489	3,766,360	7,359,489
Series D Convertible Preferred Stock, $0.001 par value, 10,000 authorized, 4300, 707 and 4,300 shares issued and outstanding at March 31, 2023 pro forma; pro forma, as adjusted; and pro forma, as adjusted and Holder’s Redemption Amounts waived, respectively(3)	-	1,140,846	-	1,140,846
Common stock $0.001 par value; 500,000,000 shares authorized, 3,262,303 shares issued and outstanding as of March 31, 2023 actual, 47,737,840 shares outstanding as of March 31, 2023 pro forma and 106,401,162 shares issued and outstanding as of March 31, 2023 pro forma, as adjusted and pro forma, as adjusted and Holder’s Redemption Amounts waived	3,262	47,738	106,401	106,401
Additional paid-in capital(4)(5)	171,821,858	183,469,447	187,694,759	190,147,041
Accumulated deficit	(180,635,674)	(178,893,700)	(178,893,700)	(178,893,700)
Accumulated other comprehensive loss	(4,792,746)	(4,792,746)	(4,792,746)	(4,792,746)
Total stockholders’ equity (deficit)	$(13,603,300)	$8,331,074	$7,881,074	$15,067,331
Total capitalization	$10,339,585	$16,363,959	$15,913,959	$23,100,216

(1)	The Company has recorded a derivative liability at March 31, 2023 for the alternate conversion feature embedded within the Senior Convertible Note of $1,963,933. The amount of the derivative liability, representing estimated amounts that may have been due to the Holder of the Senior Convertible Note under the provisions of the agreement was determined using a Monte Carlo valuation model. The inputs to the valuation model considered the share price of the Company, its market capitalization as well as the Company’s estimates of credit and non-performance risk. The conversion of the Senior Convertible Note to the Series C Preferred Stock extinguished the Senior Convertible Note and related debt outstanding of $15,230,024 and further eliminated the related derivative liability that had a fair value of $1,963,933 as of March 31, 2023 ($1,862,000,000 approximate cash liability, as of March 31, 2023, calculated under the terms of the Senior Convertible Note).
(2)	The warrant liability at March 31, 2023 includes the fair value of 336,000 warrants that had been issued by us in the offering of common stock and warrants on September 19, 2022, the fair value of 172,500 warrants that had been issued by us in the offering of common stock and warrants on March 2, 2022, as well as the fair value of 40,000 warrants issued to the Holder of our Senior Convertible Note on May 28, 2021. At March 31, 2023, the warrants issued in connection with the offering on September 19, 2022 had an estimated fair value of $702,239, the warrants issued in connection with the offering on March 2, 2022 had an estimated fair value of $341,550, and the 40,000 warrants issued to the Holder of the Senior Convertible Note, consisting of 20,000 Series A Warrants and 20,000 Series B Warrants, were estimated to no longer have value.
(3)	The aggregate liquidation preference for the Series C Preferred Stock and Series D Preferred Stock is defined in the Certificates of Designations as – Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into common stock (at the Alternate Conversion Price then in effect) immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective Certificate of Designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock.
(4)	Due to the down round price protection provision on the Series C Preferred Stock and Series D Preferred Stock, the Company recorded a deemed dividend within additional paid-in capital (as stockholders’ equity is in a deficit) associated with the reduction in the lowest possible conversion price in effect prior to the Settlement Agreement to the conversion price as adjusted by the Settlement Agreement, of $9,382,909 based on the incremental value to the Holder due to the conversion price reduction.
(5)	Per the terms of the Settlement Agreement the conversion price of the Series C and Series D Preferred Stock was reduced to the lesser of (A) the conversion price then in effect (without giving effect to any adjustments to the conversion price arising solely as a result of the issuances of the settlement shares under the Settlement Agreement) and (B) the greater of (x) the conversion price then in effect (after giving effect to all adjustments to the conversion price (including, without limitation, such adjustments arising as a result of the issuances of the settlement shares under the Settlement Agreement)) and (y) 90% of the lowest VWAP of the common stock during the ten (10) consecutive trading day period ending and including such applicable conversion date under the terms of the Series C Preferred Stock or Series D Preferred Stock, as applicable.

The foregoing table excludes the number of shares of common stock potentially issuable upon a conversion of the Series C Preferred Stock and Series D Preferred Stock into shares of common stock. The foregoing table also excludes the number of shares of common stock issuable upon exercise of the Common Warrants issued in the Series D Preferred Stock offering and excludes any shares of common stock that would be issuable upon exercise and conversion of the preferred warrants issued in the Series D Preferred Stock offering. Issuances of shares of common stock upon conversion of the Series D Preferred Stock and Common Warrants in excess of 20% of the Company’s outstanding shares of common stock require approval by the Company’s stockholders pursuant to the rules and regulations of the Nasdaq Stock Market.

In addition, the table excludes the following as of March 31, 2023:

●	32,324 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $149.52 as of March 31, 2023;
●	835,950 shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock that are each convertible into one share of common stock at a conversion price of $17.50 per common share as of March 31, 2023;
●	562,006 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $180.73 as of March 31, 2023; and
●	14,695 shares reserved for future issuances under our equity compensation plan or other issuances to employees as of March 31, 2023.

S-31

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 24, 2023, the Company, pursuant to a Purchase Agreement dated February 14, 2023 with the Gameday Group PLC, a Malta company, completed the divestiture of Prozone Limited, a Malta company containing the online casino and sportsbook business, including the Bethard brand, that is licensed in Malta and Sweden. The purchase consideration was determined by the Company to be $8,090,965, comprised of cash received on the Closing Date of €1,650,000 ($1,739,882 using exchange rates in effect on the Closing Date), holdback consideration, of €150,000 ($158,171 using exchange rates in effect on the Closing Date) and the Company’s settlement of its contingent consideration liability of €5,872,989 ($6,192,912 using exchange rates in effect on the Closing Date) that had originated from its acquisition of the Bethard Business on July 13, 2021. The Purchaser further assumed net working capital of the Bethard Business consisting primarily of accounts payable and accrued liabilities estimated to be €1,176,242 ($1,240,317 using exchange rates at the Closing Date).

The Sale of the Bethard Business was determined to be a disposition of a significant business of the Company. As a result, the Company prepared the below unaudited pro forma condensed consolidated financial statements included herein in accordance with Article 11 of Regulation S-X and based on historical financial information of the Company. The accompanying unaudited pro forma condensed consolidated statement of operations for the nine month period ended March 31, 2023 and the year ended June 30, 2022 gives effect to the Sale of the Bethard Business as if it had occurred on July 1, 2021, the beginning of the earliest period presented. Transaction accounting adjustments for the Sale of the Bethard Business are not reflected in the accompanying unaudited pro forma condensed consolidated balance sheet as the transaction closed on February 24, 2023 and was included in the unaudited consolidated balance sheet of the Company at March 31, 2023.

The accompanying unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are directly attributable to the Sale of the Bethard Business and are factually supportable. Pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing. The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with:

(i)	the historical unaudited condensed consolidated financial statements of the Company for the three and nine months ended March 31, 2023, included in the Quarterly Report on Form 10-Q filed with the SEC on May 22, 2023;

(ii)	our audited consolidated financial statements and accompanying notes for the fiscal years ended June 2022 and 2021, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the nine months ended March 31, 2023 and 2022, and the fiscal years ended June 2022 and 2021, included in our latest Annual Report on Form 10-K and our Current Report on Form 8-K filed with the SEC on August 17, 2023;

(iii)	the disclosure that the Company had entered into a share purchase agreement with Gameday Group PLC dated February 14, 2023, and also an Amendment and Waiver Agreement, dated February 16, 2023, regarding its Senior Convertible Note, to complete the Sale of the Bethard Business, included in the Current Report on Form 8-K filed with the SEC on February 17, 2023;

(iv)	the disclosure regarding the Holder of the Senior Convertible Note’s effectuation of debt for equity exchanges, included in the Current Report on Form 8-K filed with the SEC on February 6, 2023 and the Current Report on Form 8-K filed with the SEC on May 22, 2023;

(v)	the exchange of the $15,230,024 in aggregate principal amount remaining under the Senior Convertible Note into the new Series C Preferred Stock, included in the Current Report on Form 8-K filed with the SEC on April 20, 2023; and

(vi)	The issuance of Series D Preferred Stock pursuant to the Securities Purchase Agreement entered into with the Holder on April 30, 2023, and that further closed on May 22, 2023, resulting in the issuance of (i) 4,300 shares of new Series D Preferred Stock, $0.001 par value per share, for a price of $1,000 per share, (ii) Common Warrants to purchase 1,433,333 shares of our common stock at a price of $1.96 per share with an estimated fair value at issuance of $2,818,154, and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share, for total net proceeds to the Company of $3,959,000 after deducting placement fees and expenses, which is included in the Form 8-K filed with the SEC on May 1, 2023 and the Current Report on Form 8-K filed with the SEC on May 26, 2023.

The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Sale of the Bethard Business been completed as of the date and for the periods presented. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

All references to share and per share amounts of our common stock give effect to the Reverse Stock Split.

S-32

Esports Entertainment Group, Inc.

Consolidated Balance Sheet

March 31, 2023

(Unaudited)

	Historical	Transaction Accounting Adjustments	Other Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets
Cash	$1,875,758	$-	$4,794,089	(e)(f)(o)	$6,669,847
Restricted cash	972,986	-	(865,089)	(e)	107,897
Accounts receivable, net	469,183	-	-		469,183
Receivables reserved for users	776,565	-	-		776,565
Other receivables	384,688	-	-		384,688
Prepaid expenses and other current assets	969,175	-	-		969,175
Total current assets	5,448,355	-	3,929,000		9,377,355

Equipment, net	30,075	-	-		30,075
Operating lease right-of-use asset	106,386	-	-		106,386
Intangible assets, net	14,370,426	-	-		14,370,426
Goodwill	4,474,475	-	-		4,474,475
Other non-current assets	4,844	-	-		4,844
TOTAL ASSETS	$24,434,561	$-	$3,929,000		$28,363,561

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$8,895,070	$-	$(131,441)	(l)	$8,763,629
Liabilities to customers	798,952	-	-		798,952
Deferred revenue	1,275,971	-	-		1,275,971
Senior convertible note	15,910,000	-	(15,910,000)	(e)(g)	-
Derivative liability	1,963,933	-	(1,963,933)	(g)	-
Current portion of notes payable and other long-term debt	25,723	-	-		25,723
Operating lease liability – current	99,188	-	-		99,188
Total current liabilities	28,968,837	-	(18,005,374)		10,963,463

Warrant liability	1,043,789	-	-		1,043,789
Operating lease liability - non-current	18,073	-	-		18,073
Total liabilities	30,030,699	-	(18,005,374)		12,025,325

Commitments and contingencies
Mezzanine equity:
10% Series A cumulative redeemable convertible preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450	8,007,162	-	-		8,007,162
Series B redeemable preferred stock, $0.001 par value, 1,000 authorized, 1,000 shares issued and outstanding	-	-	-		-
Total mezzanine equity	8,007,162	-	-		8,007,162

Stockholders’ equity					-
Preferred stock $0.001 par value; 10,000,000 shares authorized	-	-	-		-
Series C Convertible Preferred Stock, $0.001 par value; 20,000 authorized, 5,324 shares issued and outstanding at March 31, 2023, pro forma	-	-	7,359,489	(g)(h)	7,359,489
Series D Convertible Preferred Stock, $0.001 par value, 4,300 shares issued and outstanding at March 31, 2023, pro forma	-	-	1,140,846	(i)	1,140,846
Common stock $0.001 par value; 500,000,000 shares authorized, 3,262,303 shares issued and outstanding as of March 31, 2023, historical, and common stock $0.001 par value; 500,000,000 shares authorized, 47,737,840 shares issued and outstanding March 31, 2023 Pro forma	3,262	-	44,476	(h)(l)(o)	47,738
Additional paid-in capital	171,821,858	-	11,647,589	(h)(i)(l)(m)(o)	183,469,447
Accumulated deficit	(180,635,674)	-	1,741,974	(e)(g)	(178,893,700)
Accumulated other comprehensive loss	(4,792,746)	-	-		(4,792,746)
Total stockholders’ equity	(13,603,300)	-	21,934,374		8,331,074
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,434,561	$-	$3,929,000		$28,363,561

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

S-33

Esports Entertainment Group, Inc.

Consolidated Statement of Operations

For The Nine Months Ended March 31, 2023

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma

Net revenue	$20,190,663	$(5,298,715)	(a)	$-		$14,891,948

Operating costs and expenses:
Cost of revenue	7,414,814	(2,537,481)	(a)	-		4,877,333
Sales and marketing	5,217,584	(1,660,397)	(a)	-		3,557,187
General and administrative	24,399,888	(3,837,959)	(a)	-		20,561,929
Loss (gain) on disposal of businesses, net	4,198,362	(8,601,414)	(b)			(4,403,052)
Asset impairment charges	16,135,000	-		-		16,135,000
Total operating expenses	57,365,648	(16,637,251)		-		40,728,397

Operating income (loss)	(37,174,985)	11,338,536		-		(25,836,449)

Other income (expense):
Interest expense	(2,490,696)	-		2,486,997	(j)	(3,699)
Gain on termination of lease	799,901	-		-		799,901
Loss on extinguishment of Senior Convertible Note	(3,616,372)	-		3,616,372	(j)	-
Change in fair value of derivative liability on Senior Convertible Note	7,435,687	-		(7,435,687)	(j)	-
Change in fair value of warrant liability	6,435,229	-		(122,730)	(j)	6,312,499
(Loss) gain on contingent consideration	(2,864,551)	2,864,551	(c)	-		-
Other non-operating income (loss)	(19,085)	-		-		(19,085)
Total other income (expense), net	5,680,113	2,864,551		(1,455,048)		7,089,616

Loss before income taxes	(31,494,872)	14,203,087		(1,455,048)		(18,746,833)

Income tax benefit (expense)	(376)	-		-		(376)

Net loss	$(31,495,248)	$14,203,087		$(1,455,048)		$(18,747,209)
Dividend on 10% Series A cumulative redeemable convertible preferred stock	(601,884)	-		-		(601,884)
Accretion of 10% Series A cumulative redeemable convertible preferred stock to redemption value	(225,782)	-		-		(225,782)
Dividend on Series C Convertible Preferred Stock	-	-		(593,911)	(k)	(593,911)
Dividend on Series D Convertible Preferred Stock	-	-		(342,898)	(k)	(342,898)

Net loss attributable to common stockholders	$(32,322,914)	$14,203,087		$(2,391,857)		$(20,511,684)

Net loss per common share:
Basic and diluted loss per common share	$(27.72)					$(0.45)
Weighted average number of common shares outstanding, basic and diluted (1)	1,166,201					45,641,738

(1)	The weighted average number of common shares outstanding, basic and diluted were adjusted for the issuance of common stock of 39,186,187 from conversions of Series C Preferred Stock, 5,167,959 from the August 2023 Registered Direct offering, including the exercise of the Pre-funded Warrants and 121,391 from the settlement of payables and fees as if they occurred on July 1, 2021.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

S-34

Esports Entertainment Group, Inc.

Consolidated Statement of Operations

For The Year Ended June 30, 2022

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma

Net revenue	$58,351,650	$(16,580,702)	(a)	$-		$41,770,948

Operating costs and expenses:
Cost of revenue	24,164,661	(6,460,964)	(a)	-		17,703,697
Sales and marketing	25,728,220	(5,362,056)	(a)	-		20,366,164
General and administrative	51,321,978	(7,175,538)	(a)	1,935	(l)	44,148,375
Loss (gain) on disposal of businesses, net	-	8,601,414	(b)	-		8,601,414
Asset impairment charges	46,498,689	-		-		46,498,689
Total operating expenses	147,713,548	(10,397,144)		1,935		137,318,339

Operating loss	(89,361,898)	(6,183,558)		(1,935)		(95,547,391)

Other income (expense):
Interest expense	(6,423,039)	-		6,406,679	(j)	(16,360)
Loss on conversion of Senior Convertible Notes	(5,999,662)	-		5,999,662	(j)	-
Loss on extinguishment of senior convertible note	(28,478,804)	-		28,478,804	(j)	-
Change in fair value of derivative liability on Senior Convertible Note	(10,882,241)	-		10,882,241	(j)	-
Change in fair value of warrant liability	31,468,270	-		(23,377,270)	(j)	8,091,000
Change in fair value of contingent consideration	2,355,308	(2,355,308)	(c)	-		-
Other non-operating income (loss)	(584,466)	-		-		(584,466)
Total other income (expense), net	(18,544,634)	(2,355,308)		28,390,116		7,490,174

Loss before income taxes	(107,906,532)	(8,538,866)		28,388,181		(88,057,217)

Income tax benefit (expense)	5,674,442	(5,671,861)	(d)	-		2,581

Net loss	$(102,232,090)	$(14,210,727)		$28,388,181		$(88,054,636)
Dividend on 10% Series A cumulative redeemable convertible preferred stock	(501,570)	-		-		(501,570)
Accretion of 10% Series A cumulative redeemable convertible preferred stock to redemption value	(182,046)	-		-		(182,046)
Dividend on Series C Convertible Preferred Stock	-	-		(675,115)	(k)	(675,115)
Dividend on Series D Convertible Preferred Stock	-	-		(377,993)	(k)	(377,993)
Deemed dividend on make whole provision on Series C Preferred Stock				(3,634,521)	(h)	(3,634,521)
Deemed dividend from down round provision on Series C Convertible Preferred Stock and Series D Convertible Preferred Stock	-	-		(9,382,909)	(m)	(9,382,909)

Net loss attributable to common stockholders	$(102,915,706)	$(14,210,727)		$14,317,643		$(102,808,790)

Net loss per common share:
Basic and diluted loss per common share	$(356.27)					$(2.30)
Weighted average number of common shares outstanding, basic and diluted (1)	288,870					44,764,407

(1)	The weighted average number of common shares outstanding, basic and diluted were adjusted for the issuance of common stock of 39,186,187 from conversions of Series C Preferred Stock, 5,167,959 from the August 2023 Registered Direct offering, including the exercise of the Pre-funded Warrants and 121,391 from the settlement of payables and fees as if they occurred on July 1, 2021.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

S-35

Esports Entertainment Group, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Transaction

On February 24, 2023, (“Closing Date”), the Company, pursuant to a stock purchase agreement (“Purchase Agreement”) dated February 14, 2023 with and Gameday Group PLC, a Malta company (“Purchaser”), completed the divestiture of Prozone Limited, a Malta company containing the online casino and sportsbook business, including the Bethard brand (the “Bethard Business”), that is licensed in Malta and Sweden (and together the sale of Prozone Limited with the Bethard Business herein referred to as the “Sale of the Bethard Business).” The purchase consideration was determined by the Company to be $8,090,965 comprised of cash received on the Closing date of €1,650,000 ($1,739,882 using exchange rates in effect on the Closing Date), holdback consideration, of €150,000 ($158,171 using exchange rates in effect on the Closing Date) and the Company’s settlement of its contingent consideration liability of €5,872,989 ($6,192,912 using exchange rates in effect on the Closing Date) that had originated from its acquisition of the Bethard Business on July 13, 2021. The Purchaser further assumed net working capital of the Bethard Business consisting primarily of accounts payable and accrued liabilities estimated to be €1,238,552 ($1,306,021 using exchange rates at the Closing Date).

2. Transaction Accounting Adjustments

(a)	Represents the removal of historical revenues and expenses directly attributed to the Sale of the Bethard Business.

(b)	Represents the loss on the Sale of the Bethard Business.

(c)	Represents a release of the Company’s obligation to pay the remaining Contingent consideration – current and Contingent consideration – non-current, liabilities which originated from the acquisition of the Bethard Business. The effects of the change in fair value of contingent consideration related to the Bethard Business, being an expense of $2,864,551 for the nine months ended March 31, 2023 and a benefit of $2,355,308 for the year ended June 30, 2022, were removed from the pro forma unaudited condensed consolidated statements of operations for each respective period.

(d)	Represents a reversal of an income tax benefit that was previously recorded based on the tax attributes of the Bethard Business. The Company had previously recorded a reduction in the valuation allowance in the amount of $5,671,861 during the year ended June 30, 2022 based on the deferred tax liabilities of the Bethard Business, and their impact on the Company’s estimate of realizability of its deferred tax assets.

3. Other Transaction Accounting Adjustments

Since March 31, 2023, the Company has entered into transactions that were not directly attributable to the Sale of the Bethard Business but were determined to be material for investors and users of the pro forma condensed combined financial statements. In accordance with Article 11 of Regulation S-X, these transactions are included as other transaction accounting adjustments, and are described below.

(e)	Prior to the conversion of the Senior Convertible Note into Series C Preferred Stock, the Company redeemed $679,976 of the $15,910,000 outstanding under the Senior Convertible Note following the Exchanges and the impact of the Amendment and Exchanges. On April 19, 2023, the Company paid $750,000 to the Holder to redeem the $679,976 and to settle a portion of the amounts due to the Holder related redemption premium of $51,450 and accrued interest of $168,574. The remaining $150,000 was paid to the Holder on May 1, 2023, resulting in a total of $900,000 paid to the Holder of which $34,911 was paid from Cash and $865,089 was paid from Restricted cash.

(f)	The Company entered into a Securities Purchase Agreement on April 30, 2023 and subsequently closed the offering of the Series D Preferred Stock May 22, 2023, resulting in the issuance of (i) 4,300 shares of new Series D Preferred Stock, $0.001 par value per share, for a price of $1,000 per share, (ii) Common Warrants to purchase 1,433,333 shares of our common stock at a price of $1.96 per share with an estimated fair value at issuance of $2,818,154, and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share, for total net proceeds to the Company of $3,959,000 after deducting placement fees and expenses.

(g)	The outstanding balance of the Senior Convertible Note of $15,230,024 was exchanged for Series C Preferred Stock pursuant to the Note to Exchange Agreement entered into April 19, 2023. The exchange extinguished the Senior Convertible Note and the related debt liability outstanding and eliminated the related derivative liability that had a fair value of $1,963,933 ($1,862,000,000 approximate cash liability, as of March 31, 2023, calculated under the terms of the Senior Convertible Note).

(h)	The exchange of $11,834,170 in Series C Preferred Stock stated value and $90,473 accrued dividends for 39,186,187 shares of our common stock during the period from May 8, 2023 through September 14, 2023 at conversion prices equal to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of our common stock for a trading day during the ten (10) consecutive trading day period ending, and including, the applicable date that the conversion price was lowered for purposes of a conversion, offset by the aggregate Alternate Conversion Floor Amount of $3,634,521 and accrued dividends of $329,114. The Alternate Conversion Floor Amount was recorded as a deemed dividend and is presented on the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2022, as if it occurred on July 1, 2021, as an addition to the net loss available to common stockholders.

(i)	Represents the cash consideration and recognition of the Series D Preferred Stock on the May 22, 2023 closing of a new Series D Preferred Stock after deducting placement fees and expenses of $3,959,000, as further reduced by the fair value the Common Warrants issued with the Series D Preferred Stock that were determined to have a preliminarily fair value of $2,818,154 using Black Scholes valuation method. This resulted in a preliminary estimate of fair value recorded for the Series D Preferred Stock on May 22, 2023 of $1,440,846. The preliminary estimate of fair value of the Common Warrants of $2,818,154 also resulted in an increase additional paid-in capital in the unaudited pro forma balance sheet.

(j)	Represents the removal of historical amounts recorded in the unaudited pro forma condensed consolidated statements of operations related to the Senior Convertible Note, which was extinguished pursuant to the Securities Purchase Agreement dated April 19, 2023.

(k)	The recognition of the 8% dividend on the Series C Preferred Stock and Series D Preferred Stock with a 0.5% rate increase every 135 days from the issuance, for the nine and twelve month periods.

(l)	This issuance of 10,000 shares of common stock on August 15, 2023 as part of the partial settlement of RRA Fees at $0.10 a share for $1,000 and a fair value of $1,935 and the issuance of 111,391 shares of common stock on June 30, 2023 to settle payables of $131,330.

(m)	Due to the round down price protection provision on the Series C Preferred Stock and Series D Preferred Stock, the Company recorded a deemed dividend within additional paid-in capital (as stockholders’ equity is in a deficit) associated with the reduction in the lowest possible conversion price in effect prior to the Settlement Agreement to the conversion price as adjusted by the Settlement Agreement, of $9,382,909 based on the incremental value to the Holder due to the conversion price reduction. This incremental value has also been presented on the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2022, as if it occurred on July 1, 2021, as an addition to the net loss available to common stockholders. The incremental value was determined by computing the additional shares the Series C Preferred Stock and Series D Preferred Stock would receive based on the conversion price reduction multiplied by the estimated fair value of common stock of $0.1935.

(n)	Per the terms of the Settlement Agreement the conversion price of the Series C and Series D Preferred Stock was reduced to the lesser of (A) the conversion price then in effect (without giving effect to any adjustments to the conversion price arising solely as a result of the issuances of the settlement shares under the Settlement Agreement) and (B) the greater of (x) the conversion price then in effect (after giving effect to all adjustments to the conversion price (including, without limitation, such adjustments arising as a result of the issuances of the settlement shares under the Settlement Agreement)) and (y) 90% of the lowest VWAP of the common stock during the ten (10) consecutive trading day period ending and including such applicable conversion date under the terms of the Series C Preferred Stock or Series D Preferred Stock, as applicable.

(o)	The sale of 1,000,000 shares of common stock and 4,167,959 Pre-funded Warrants in this offering at the public offering price of $0.1935 per share, for proceeds of approximately $865,832 net of offering expenses and the proceeds from the exercise of the 4,167,959 Pre-funded Warrants, for an exercise price of $0.001 per Pre-funded Warrant for gross proceeds of $4,168.

S-36

DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock upon closing of this offering. The dilution calculated herein is assuming that the Holder’s Redemption Amounts have not been waived. Our historical net tangible book value as of March 31, 2023, was a deficit of $(24,547,425), or approximately $(7.52) per share of outstanding common stock, based on 3,262,303 shares of common stock outstanding as of March 31, 2023. Net tangible book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total assets, excluding goodwill, intangible assets and right of use assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

Pro forma net tangible book value per share gives effect to net tangible book value of our common stock at March 31, 2023 as well as (i) the exchange of the Senior Convertible Note into Series C Preferred Stock in the amount of $15,230,024, (ii) the issuance of Series D Preferred Stock for net proceeds of $3,959,000, as determined from the gross proceeds at closing of $4,300,000 less placement agent fees of $301,000 and $40,000 of other fees, (iii) redemption of the Senior Convertible Note in the amount of $679,976 prior to the exchange of the Senior Convertible Note into Series C Preferred Stock, (iv) elimination of a derivative liability in connection with the exchange of the Senior Convertible Note into Series C Preferred Stock, (v) conversions of the Series C Preferred Stock into common stock resulting in the issuance of 39,186,187 shares of common stock subsequent to March 31, 2023, (iv) the issuance of 121,391 shares of common stock on June 30, 2023 to settle payables and fees, (v) the issuance of 5,167,959 in common stock (after the exercise of the RD Pre-funded warrants, as part of the August Registered Direct Offering for net proceeds of $870,000, as determined by gross proceeds at closing of $1,000,000 less fees of $130,000. After giving effect to these transactions, our pro forma net tangible book value as of March 31, 2023 would have been a deficit of $(2,613,051), or $(0.05) per share.

After giving effect to the sale of shares of our common stock at the assumed offering price of $0.1225 per share in this offering (which was the closing price of our common stock on The Nasdaq Capital Market on September 14, 2023), our as adjusted net tangible book value as of March 31, 2023 would have been a deficit of approximately $(3,063,051) or approximately $(0.03) per share based on 106,401,162 shares of our as adjusted common stock outstanding as of March 31, 2023. This amount represents an immediate increase in net tangible book value of $7.49 per share of our common stock to our existing stockholders and an immediate dilution of $0.15 per share of our common stock to new investors purchasing securities in this offering, as illustrated in the following table:

The following table illustrates this dilution:

Assumed offering price per share			$0.1225
Net tangible book value per share as of March 31, 2023		$(7.52)
Pro forma increase attributable to pro forma adjustments		$7.47
Pro forma negative net tangible book value per share as of March 31, 2023		$(0.05)
Increase in net tangible book value per share in this offering		$0.02
As adjusted net tangible book value per share, after this offering	$		(0.03)
Dilution per share to new investors in this offering	$		$0.15

S-37

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of blank check preferred stock. As of September 14, 2023, there were 47,737,840 shares of our common stock issued and outstanding. As of September 14, there were 835,950 shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock, 4,969 shares of Series C Preferred Stock and 4,300 shares of Series D Preferred Stock outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our Board with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. The holders of thirty-three and 34/100 percent (33.34%) of the issued and outstanding voting shares at any meeting shall constitute a quorum for the transaction of business at a meeting of the corporation. If there is less than a quorum, the meeting may be adjourned to another time, or place required by law. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Amended and Restated Articles of Incorporation. Our Amended and Restated Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our Board from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our Board, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our Board and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our Board may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Preferred Stock

Our Board is authorized by our Amended and Restated Articles of Incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board is authorized, within any limitations prescribed by law and our Amended and Restated Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;
3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board determines;
5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
8.	Any other relative rights, preferences and limitations of that series.

S-38

The Board has designated four classes of Preferred Shares, 10% Series A Cumulative Redeemable Convertible Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Pursuant to the terms of the Series B Preferred Stock, the outstanding shares of Series B Preferred Stock were redeemed in whole following the effectiveness of stockholder approval of the reverse stock split proposal. The following summary of the 10% Series A Cumulative Redeemable Convertible Preferred Stock, Series C Preferred Stock and Series D Preferred Stock should be read together with the detailed descriptions of the rights and limitations of such class provided in the respective certificates of designations.

10% Series A Cumulative Redeemable Convertible Preferred Stock:

On November 10, 2021, the Company designated 1,725,000 shares of preferred stock as 10% Series A Cumulative Redeemable Convertible Preferred Stock (“10% Series A Cumulative Redeemable Convertible Preferred Stock”), with a par value of $0.001 per share and liquidation value of $11.00. On November 11, 2021, the Company announced that it priced an underwritten public offering of preferred stock as 10% Series A Cumulative Redeemable Convertible Preferred Stock in the first series issuance of preferred stock, of which 800,000 shares were issued at $10 a share on November 16, 2021.

In addition, under the terms of the underwriting agreement for the public offering of the 10% Series A Cumulative Redeemable Convertible Preferred Stock, the Company granted the underwriters a 45-day option to purchase up to an additional 120,000 shares. On December 10, 2021, there was a partial exercise to purchase 35,950 shares.

Conversion

Each share of 10% Series A Cumulative Redeemable Convertible Preferred Stock is convertible into one share of the Company’s common stock at a conversion price of $17.50 per common share. Subject to earlier conversion or redemption, the 10% Series A Cumulative Redeemable Convertible Preferred Stock matures five years from issuance, or November 15, 2026, at which point the Company must redeem the shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock in cash.

Dividends

Dividends on the 10% Series A Cumulative Redeemable Convertible Preferred Stock accrue daily and are cumulative from the date of issuance. The dividends on the 10% Series A Cumulative Redeemable Convertible Preferred Stock are payable monthly in arrears on the last day of each calendar month, when, as and if declared by the Company’s Board, at the rate of 10.0% per annum. In the event the dividends are not paid in cash, the dividends shall continue to accrue at a dividend rate of 10.0%.

Redemption and Liquidation

The 10% Series A Cumulative Redeemable Convertible Preferred Stock is also redeemable, at the option of the Board, in whole or in part, at any time on or after January 1, 2023. The 10% Series A Cumulative Redeemable Convertible Preferred Stock includes a change of control put option which allows the holders of the 10% Series A Cumulative Redeemable Convertible Preferred Stock to require the Company to repurchase such holders’ shares in cash in an amount equal to the initial purchase price plus accrued dividends. The 10% Series A Cumulative Redeemable Convertible Preferred Stock is contingently redeemable upon certain deemed liquidation events, such as a change in control. Because a deemed liquidation event could constitute a redemption event outside of the Company’s control, all shares of preferred stock have been presented outside of permanent equity in mezzanine equity on the consolidated balance sheets.

S-39

The 10% Series A Cumulative Redeemable Convertible Preferred Stock is not mandatorily redeemable, but rather is only contingently redeemable, and given that the redemption events are not certain to occur, the shares have not been accounted for as a liability. As the 10% Series A Cumulative Redeemable Convertible Preferred Stock is contingently redeemable on events outside of the control of the Company, all shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock have been presented outside of permanent equity in mezzanine equity on the consolidated balance sheets.

Voting Rights

The holders of the 10% Series A Cumulative Redeemable Convertible Preferred Stock will not have any voting rights, except whenever dividends on any share of any series of preferred stock (“Applicable Preferred Stock”) have not been paid in an aggregate amount equal to four monthly dividends on the shares, the holders of the Applicable Preferred Stock will have the exclusive and special right, voting separately as a class and without regard to series, to elect at an annual meeting of stockholders or special meeting held in place of it one member of the Board, until all arrearages in dividends and dividends in full for the current monthly period have been paid.

Series C Convertible Preferred Stock:

The following are the principal terms of the Series C Preferred Stock, which are contained in the Series C Certificate of Designations that was filed with the Secretary of State of the State of Nevada on April 28, 2023, which amended our Amended and Restated Certificate of Incorporation. The following description is a summary of the material terms of the Series C Preferred Stock and the Series C Certificate of Designations. It does not purport to be complete and is qualified in all respects by the terms of the Series C Certificate of Designations. We urge you to read the Series C Certificate of Designations in full because it, and not this description, defines the rights of the holder of Series C Preferred Stock and the relative rights of the holders of our common stock.

On April 19, 2023, the Company’s Board of Directors approved the designation of 20,000 shares of preferred stock as Series C Preferred Stock, with a par value of $0.001 per share.

Ranking

The Series C Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks equal to the 10% Series A Cumulative Redeemable Convertible Preferred Stock and senior to all common stock of the Company unless the Required Holder consents to the creation of other capital stock of the Company that is senior or equal in rank to the Series C Preferred Stock.

Adjustments

In the event that the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold, any shares of common stock, but excluding certain excluded issuances as described in the Series C Certificate of Designation, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price, subject to certain exceptions described in the Series C Certificate of Designations.

If the Company effects any stock split, stock dividend, recapitalization or otherwise or any combination, reverse stock split or otherwise then in each such case the calculations with respect to the Conversion Price and similar terms shall be adjusted accordingly, all as more fully described in the Series C Certificate of Designations. If there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the common stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price (as defined below) is less than the Conversion Price then in effect (after giving effect to the automatic adjustment above), then on the sixteenth (16th) trading day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) trading day (after giving effect to the automatic adjustment above) shall be reduced to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event Date, 80% of the quotient determined by dividing (x) the sum of the VWAP (as defined in the Series C Certificate of Designation) of the common stock for each of the three (3) lowest trading days during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the sixteenth (16th) trading day after such Stock Combination Event Date, divided by (y) three (3).

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Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Purchase Rights”), then each holder of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder of Series C Preferred Stock could have acquired if such holder of Series C Preferred Stock had held the number of shares of common stock acquirable upon complete conversion of all the Series C Preferred Stock held by such holder of Series C Preferred Stock immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Conversion

The Series C Preferred Stock is convertible into common stock (the “Conversion Shares”) at the option of the holder at any time from time to time after the date of issuance thereof. The number of Conversion Shares issuable upon conversion of any share of Series C Preferred Stock shall be determined by dividing (x) the Conversion Amount (as defined below) of a share of Series C Preferred Stock by (y), at the holder’s option, either (i) the Conversion Price (as defined below); and (ii) the Alternate Conversion Price (as defined below), subject to the Floor Price (as defined below). “Conversion Amount” shall mean, with respect to each share of Series C Preferred Stock, the sum of (A) $1,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value and any other amounts owed under the Series C Certificate of Designations. “Conversion Price” shall mean $2.50. “Alternate Conversion Price” shall mean 90% of the lowest VWAP (as defined in the Series C Certificate of Designations) of the 10 trading days ending and including the date of conversion. “Floor Price” shall mean $0.44.

Liquidation

In the event of a liquidation, the holders of Series C Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of common stock or other junior stock, but pari passu with any parity stock then outstanding, such as the Series A Preferred Stock, an amount per preferred share equal to the greater of (A) 125% of the Conversion Amount of such preferred share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such preferred share into common stock (at the Alternate Conversion Price then in effect) immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective Certificate of Designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of preferred shares and all holders of shares of parity stock.

In addition, the Company will provide the holders of Series C Preferred Stock with notice of certain triggering events (each a “Triggering Event”) or if a holder of Series C Preferred Stock may become aware of a Triggering Event as a result of which the holder of Series C Preferred Stock may choose to convert the Series C Preferred Stock they hold into Conversion Shares at the Series C Alternate Conversion Price for the Triggering Event Conversion Right Period.

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Each of the following is a “Triggering Event” and each of the events in clauses (x), (xi), and (xii), is a “Bankruptcy Triggering Event”:

(i) the suspension from trading or the failure of the common stock to be trading or listed (as applicable) on an Eligible Market for a period of three (3) consecutive Trading Days;

(ii) the Company’s failure (A) to cure a Conversion Failure by delivery of the required number of shares of common stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Series C Preferred Stock, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of common stock that is requested in accordance with the provisions of the Series C Certificate of Designations, other than pursuant to Section 4(d). of the Series C Certificate of Designations;

(iii) the Board fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3 of the Certificate of Designations;

(iv) the Company’s failure to pay to any holder of Series C Preferred Stock any Dividend on any Dividend Date (whether or not declared by the Board) or any other amount when and as due under the Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Note to Preferred Stock Exchange Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least two (2) Trading Days

(v) other than as specifically set forth in another clause of Section 5(a) of the Series C Certificate of Designations, the Company or any Subsidiary breaches any representation or warranty or any covenant or other term or condition of the Note to Preferred Exchange Agreement, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days;

(vi) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) and any such failure remains uncured for a period of two (2) consecutive Trading Days;

(vii) except to the extent the Company is in compliance with Section 11(b). of the Series C Certificate of Designation, at any time following the fifth (5th) consecutive day that a holder of Series C Preferred Stock’s Authorized Share Allocation (as defined in Section 11(a). of the Series C Certificate of Designations) is less than the number of shares of common stock that such holder of Series C Preferred Stock would be entitled to receive upon a conversion, in full, of all of the shares then held by such holder of Series C Preferred Stock (without regard to any limitations on conversion set forth in the Series C Certificate of Designation);

(viii) the Company fails to remove any restrictive legend on any certificate or any shares of common stock issued to the applicable holder of Series C Preferred Stock upon conversion or exercise (as the case may be) of any Securities held by such holder of Series C Preferred Stock as and when required by such Securities, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(ix) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of indebtedness for borrowed money of the Company or any of its Subsidiaries, excluding any indebtedness for borrowed money in which no cash payment is required at such time pursuant to a forbearance agreement in full force and effect or any applicable grace period under the terms of such indebtedness for borrowed money;

(x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party (other than Argyll Entertainment and Argyll Productions), shall not be dismissed within thirty (30) days of their initiation;

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(xi) the commencement by the Company or any Subsidiary (other than Argyll Entertainment and Argyll Productions) of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xiii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each holder of Series C Preferred Stock a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each holder of Series C Preferred Stock) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment; or

(xiv) a knowingly false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions (as defined in the Preferred Warrants) are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Preferred Warrants), or (C) as to whether any Triggering Event has occurred.

Company Optional Redemption

Subject to certain conditions related to material non-public information, triggering events and other criteria included in the Series C Certificate of Designations, the Company shall have the right to redeem all, but not less than all, of the Series C Preferred Shares then outstanding on the Series C Company Optional Redemption Date (as defined in Section 7(a) of the Series C Certificate of Designations) (a “Series C Company Optional Redemption”). The Series C Preferred Shares subject to redemption pursuant to Section 7(a) shall be redeemed by the Company in cash at a price equal to the greater of (i) the Conversion Amount of the Series C Preferred Shares being redeemed as of the Company Series C Optional Redemption Date and (ii) the product of (1) the Conversion Rate of an Alternate Conversion of the Series C Preferred Shares being redeemed as of the Series C Company Optional Redemption Date multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding the Company Optional Redemption Notice Date and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made under Section 7(a) of the Series C Certificate of Designations.

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Mandatory Redemption on Bankruptcy Triggering Event

Upon any Bankruptcy Triggering Event, the Company shall immediately redeem, in cash, each share of Series C Preferred Stock then outstanding at a redemption price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 115% and (ii) the product of (X) the Conversion Rate (calculated using the lowest Alternate Conversion Price during the period commencing on the 20th trading day immediately preceding such public announcement and ending on the date the Company makes the entire redemption payment with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the product of (1) 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire redemption payment required to be made.

Dividends

Dividends on the Series C Preferred Stock will accrue daily at a rate equal to 8.0% per annum, increasing 0.50% each 135 day anniversary from the date of issuance and shall be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with an optional conversion or upon any redemption hereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event).

Beneficial Ownership Limitation

The Series C Preferred Stock cannot be converted into common stock if the holder of Series C Preferred Stock and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder of Series C Preferred Stock may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing notice.

Voting Rights

The holders of the Series C Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders of Series C Preferred Stock for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock except as provided in the Series C Certificate of Designations or as otherwise required by applicable law). To the extent that under applicable law, the vote of the holder of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the shares of the Series C Preferred Stock, voting together in the aggregate and not in separate series unless required under applicable law, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the applicable law), voting together in the aggregate and not in separate series unless required under the applicable law, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Series C Preferred Stock shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Bylaws and the applicable law.

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Without first obtaining the affirmative vote of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or Bylaws, or file any Certificate of Amendment or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series C Preferred Stock hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A Convertible Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any preferred stock other than as contemplated hereby or pursuant to the Underwriting Agreement or the Preferred Warrants; or (g) whether or not prohibited by the terms of the Series C Preferred Stock, circumvent a right of the Series C Preferred Stock under the Certificate of Amendment.

Covenants

The Company is subject to the following covenants under the terms of the Series C Preferred Stock:

(i) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than Series A Preferred Stock or as required by the Series C Certificate of Designations).

(ii) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Holder, (a) issue any other shares of preferred stock (other than as contemplated by the Note to Preferred Exchange Agreement, the Series C Certificate of Designations, the Series D Certificate of Designations and the Securities Purchase Agreement), (b) issue any other securities that would cause a breach or default under the Series C Certificate of Designations or (c) issue any other securities at (or with) a new issuance price less than the conversion price then in effect.

(iii) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of Series C Certificate of Designations; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the holders by the Series C Certificate of Designations, but will suffer and permit the execution of every such power as though no such law has been enacted.

(iv) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its subsidiaries). The Company and its subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(v) PCAOB Registered Auditor. At all times any Series C Preferred Shares remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(vi) Independent Investigation. At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by such Holder to investigate as to whether any breach of the Series C Certificate of Designations has occurred.

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Other Terms

The terms of the Series C Preferred Stock prohibit the Company from subsequent financings at a price below the Conversion Price set at the Preferred Exchange Transaction, unless approved by the holder of Series C Preferred Stock.

The Holder has the option to require the Company to use 50% of the proceeds from any subsequent financing to redeem the Series C Preferred Stock at the greater of (a) the Conversion Amount of such Subsequent Placement Optional Redemption Share being redeemed as of the Subsequent Placement Optional Redemption Date and (b) solely if any Equity Conditions Failure (as defined in the Series C Certificate of Designations) then exists, the product of (1) the Conversion Rate of an Alternate Conversion of such share being redeemed multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such the date of notice of the redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made.

The holder of Series C Preferred Stock may convert the Series C Preferred Stock into any subsequent financing thereby receiving securities issued in such subsequent financing in exchange for cancellation of all or part of the Series C Preferred Stock.

Series D Preferred Stock:

The following are the principal terms of the Series D Preferred Stock, which are contained in the Series D Certificate of Designations that was filed with the Secretary of State of the State of Nevada on May 22, 2023, which amended our Amended and Restated Certificate of Incorporation. The following description is a summary of the material terms of the Series D Preferred Stock and the Series D Certificate of Designations. It does not purport to be complete and is qualified in all respects by the terms of the Series D Certificate of Designations. We urge you to read the Series D Certificate of Designations in full because it, and not this description, defines the rights of the holder of Series D Preferred Stock and the relative rights of the holders of our common stock.

On April 30, 2023, the Company entered into and on May 22, 2023 subsequently closed a Securities Purchase Agreement with the Holder. The Securities Purchase Agreement contemplated a direct offering to the Investor of (i) 4,300 shares of new Series D Preferred Stock, $0.001 par value per share, for a price of $1,000 per share, (ii) Common Warrants to purchase 1,433,333 shares of our common stock at a price of $1.96 per share, and (iii) preferred warrants to purchase 4,300 shares of our Series D Preferred Stock at a price of $1,000 per share (the “Preferred Warrants”), for a total gross proceeds to the Company of $4.3 million before deducting underwriting discounts and commissions.

The Company shall not be allowed to effect the conversion of any of the Series D Preferred Stock held by the holder of Series D Preferred Stock, and such holder of Series D Preferred Stock shall not have the right to convert any of the Series D Preferred Stock held by such holder of Series D Preferred Stock pursuant to the terms and conditions of the Series D Certificate of Designations to the extent that after giving effect to such conversion, such holder of Series D Preferred Stock together with its affiliates and certain related parties collectively would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

The following are the principal terms of the Series D Preferred Stock, which are contained in the Series D Certificate of Designations.

Ranking

The Series D Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks equal to the 10% Series A Cumulative Redeemable Convertible Preferred Stock and the Series C Preferred Stock and is senior to all common stock of the Company unless the Investor consents to the creation of other capital stock of the Company that is senior or equal in rank to the Series D Preferred Stock.

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Adjustments

In the event that the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold, any shares of common stock, but excluding certain excluded issuances as described in the Series D Certificate of Designation, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price, subject to certain exceptions described in the Series D Certificate of Designations.

If the Company effects any stock split, stock dividend, recapitalization or otherwise or any combination, reverse stock split or otherwise then in each such case the calculations with respect to the Conversion Price and similar terms shall be adjusted accordingly, all as more fully described in the Series D Certificate of Designations. If there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the common stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price (as defined below) is less than the Conversion Price then in effect (after giving effect to the automatic adjustment above), then on the sixteenth (16th) trading day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) trading day (after giving effect to the automatic adjustment above) shall be reduced to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event Date, 80% of the quotient determined by dividing (x) the sum of the VWAP (as defined in the Series D Certificate of Designation) of the common stock for each of the three (3) lowest trading days during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the sixteenth (16th) trading day after such Stock Combination Event Date, divided by (y) three (3).

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Purchase Rights”), then each holder of Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder of Series D Preferred Stock could have acquired if such holder of Series D Preferred Stock had held the number of shares of common stock acquirable upon complete conversion of all the Series D Preferred Stock held by such holder of Series D Preferred Stock immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Conversion

The Series D Certificate of Designations contemplates that the Series D Preferred Stock is convertible into common stock (the “Conversion Shares”) at the option of the holder of Series D Preferred Stock at any time from time to time after the date of issuance thereof. The number of Conversion Shares issuable upon conversion of any share of Series D Preferred Stock shall be determined by dividing (x) the Conversion Amount (as defined below) of a share of Series D Preferred Stock by (y), at the holder’s option, either (i) the Conversion Price (as defined below); and (ii) the Alternate Conversion Price (as defined below), subject to the Floor Price (as defined below). “Conversion Amount” shall mean, with respect to each share of Series D Preferred Stock, the sum of (A) $1,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value and any other amounts owed under the Series D Certificate of Designations. “Conversion Price” shall mean $3.00. “Alternate Conversion Price” shall mean 90% of the lowest VWAP (as defined in the Series D Certificate of Designations) of the 10 trading days ending and including the date of conversion. “Floor Price” shall mean $0.39.

Liquidation

In the event of a liquidation, the holders of Series D Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of common stock or other junior stock, but pari passu with any parity stock then outstanding, such as the Series A Preferred Stock, an amount per preferred share equal to the greater of (A) 125% of the Conversion Amount of such preferred share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such preferred share into common stock (at the Alternate Conversion Price then in effect) immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective Certificate of Designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of preferred shares and all holders of shares of parity stock.

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In addition, the Company will provide the holders of Series D Preferred Stock with notice of certain triggering events (each a “Triggering Event”) or if a holder of Series D Preferred Stock may become aware of a Triggering Event as a result of which the holder of Series D Preferred Stock may choose to convert the Series D Preferred Stock they hold into Conversion Shares at the Series D Alternate Conversion Price for the Triggering Event Conversion Right Period.

Each of the following is a “Triggering Event” and each of the events in clauses (x), (xi), and (xii), is a “Bankruptcy Triggering Event”:

(i) the suspension from trading or the failure of the common stock to be trading or listed (as applicable) on an Eligible Market for a period of three (3) consecutive Trading Days;

(ii) the Company’s failure (A) to cure a Conversion Failure by delivery of the required number of shares of common stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Series D Preferred Stock, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any preferred shares into shares of common stock that is requested in accordance with the provisions of the Series D Certificate of Designations, other than pursuant to Section 4(d). of the Series D Certificate of Designations;

(iii) the Board fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3 of the Certificate of Designations;

(iv) the Company’s failure to pay to any holder of Series D Preferred Stock any Dividend on any Dividend Date (whether or not declared by the Board) or any other amount when and as due under the Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least two (2) Trading Days

(v) other than as specifically set forth in another clause of Section 5(a) of the Series D Certificate of Designations, the Company or any Subsidiary breaches any representation or warranty or any covenant or other term or condition of the Securities Purchase Agreement, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days;

(vi) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) and any such failure remains uncured for a period of two (2) consecutive Trading Days;

(vii) except to the extent the Company is in compliance with Section 11(b) of the Series D Certificate of Designation, at any time following the fifth (5th) consecutive day that a holder of Series D Preferred Stock’s Authorized Share Allocation (as defined in Section 11(a) of the Series D Certificate of Designations) is less than the number of shares of common stock that such holder of Series D Preferred Stock would be entitled to receive upon a conversion, in full, of all of the shares then held by such holder of Series D Preferred Stock (without regard to any limitations on conversion set forth in the Series D Certificate of Designation);

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(viii) the Company fails to remove any restrictive legend on any certificate or any shares of common stock issued to the applicable holder of Series D Preferred Stock upon conversion or exercise (as the case may be) of any Securities held by such holder of Series D Preferred Stock as and when required by such Securities, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(ix) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of indebtedness for borrowed money of the Company or any of its Subsidiaries, excluding any indebtedness for borrowed money in which no cash payment is required at such time pursuant to a forbearance agreement in full force and effect or any applicable grace period under the terms of such indebtedness for borrowed money;

(x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party (other than Argyll Entertainment), shall not be dismissed within thirty (30) days of their initiation;

(xi) the commencement by the Company or any Subsidiary (other than Argyll Entertainment) of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xiii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each holder of Series D Preferred Stock a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each holder of Series D Preferred Stock) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment; or

(xiv) a knowingly false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions (as defined in the Preferred Warrants) are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Preferred Warrants), or (C) as to whether any Triggering Event has occurred.

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Company Optional Redemption

Subject to certain conditions related to material non-public information, triggering events and other criteria included in the Series D Certificate of Designations, the Company shall have the right to redeem all, but not less than all, of the Series D Preferred Shares then outstanding on the Series D Company Optional Redemption Date (as defined in Section 7(a) of the Series D Certificate of Designations) (a “Series D Company Optional Redemption”). The Series D Preferred Shares subject to redemption pursuant to Section 7(a) shall be redeemed by the Company in cash at a price equal to the greater of (i) the Conversion Amount of the Series D Preferred Shares being redeemed as of the Company Series D Optional Redemption Date and (ii) the product of (1) the Conversion Rate of an Alternate Conversion of the Series D Preferred Shares being redeemed as of the Series D Company Optional Redemption Date multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding the Company Optional Redemption Notice Date and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made under Section 7(a) of the Series D Certificate of Designations.

Mandatory Redemption on Bankruptcy Triggering Event

Upon any Bankruptcy Triggering Event, the Company shall immediately redeem, in cash, each share of Series D Preferred Stock then outstanding at a redemption price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 115% and (ii) the product of (X) the Conversion Rate (calculated using the lowest Alternate Conversion Price during the period commencing on the 20th trading day immediately preceding such public announcement and ending on the date the Company makes the entire redemption payment with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the product of (1) 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire redemption payment required to be made.

Dividends

Dividends on the Series D Preferred Stock will accrue daily at a rate equal to 8.0% per annum, increasing 0.50% each 135 day anniversary from the date of issuance and shall be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with an optional conversion or upon any redemption hereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event).

Beneficial Ownership Limitation

The Series D Preferred Stock cannot be converted into common stock if the holder of Series D Preferred Stock and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder of Series D Preferred Stock may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing notice.

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Voting Rights

The holders of the Series D Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders of Series D Preferred Stock for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock except as provided in the Series D Certificate of Designations or as otherwise required by applicable law). To the extent that under applicable law, the vote of the holder of the Series D Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Investor of the shares of the Series D Preferred Stock, voting together in the aggregate and not in separate series unless required under applicable law, represented at a duly held meeting at which a quorum is presented or by written consent of the Investor (except as otherwise may be required under the applicable law), voting together in the aggregate and not in separate series unless required under the applicable law, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Series D Preferred Stock shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Bylaws and the applicable law.

Without first obtaining the affirmative vote of the Investor, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or Bylaws, or file any Certificate of Amendment or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series D Preferred Stock hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A Convertible Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any preferred stock other than as contemplated hereby or pursuant to the Underwriting Agreement or the Preferred Warrants; or (g) whether or not prohibited by the terms of the Series D Preferred Stock, circumvent a right of the Series D Preferred Stock under the Certificate of Amendment.

Covenants

The Company is subject to the following covenants under the terms of the Series D Preferred Stock:

(i) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than Series A Preferred Stock or as required by the Series D Certificate of Designations).

(ii) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Holder, (a) issue any other shares of preferred stock (other than as contemplated by the Note to Preferred Exchange Agreement, the Series C Certificate of Designations, the Series D Certificate of Designations and the Securities Purchase Agreement), (b) issue any other securities that would cause a breach or default under the Series D Certificate of Designations or (c) issue any other securities at (or with) a new issuance price less than the conversion price then in effect.

(iii) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of Series D Certificate of Designations; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the holders by the Series D Certificate of Designations, but will suffer and permit the execution of every such power as though no such law has been enacted.

(iv) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its subsidiaries). The Company and its subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

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(v) PCAOB Registered Auditor. At all times any Series D Preferred Shares remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(vi) Independent Investigation. At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by such Holder to investigate as to whether any breach of the Series D Certificate of Designations has occurred.

Other Terms

The terms of the Series D Preferred Stock prohibit the Company from subsequent financings at a price below the Conversion Price, unless approved by the holder of Series D Preferred Stock.

The Holder has the option to require the Company to use 50% of the proceeds from any subsequent financing to redeem the Series D Preferred Stock at the greater of (a) the Conversion Amount of such Subsequent Placement Optional Redemption Share being redeemed as of the Subsequent Placement Optional Redemption Date and (b) solely if any Equity Conditions Failure (as defined in the Series D Certificate of Designations) then exists, the product of (1) the Conversion Rate of an Alternate Conversion of such share being redeemed multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such the date of notice of the redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made.

The holder of Series D Preferred Stock may convert the Series D Preferred Stock into any subsequent financing thereby receiving securities issued in such subsequent financing in exchange for cancellation of all or part of the Series D Preferred Stock.

Provisions in Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws That Would Delay, Defer or Prevent a Change in Control

Our Amended and Restated Articles of Incorporation authorize our Board to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the Board as shares of one (1) or more classes or series. Our Board, subject to the provisions of our Amended and Restated Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full, extended, or limited voting rights or be entitled to vote far in excess of the number of shares of preferred otherwise issued (as in the class of Class B Preferred. The preferred might also be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium, affect the quorum or approval of measures put to stockholders, or may otherwise adversely affect the market price of the common stock.

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Common Stock Warrants

As of March 31, 2023, we had 562,006 Common Stock Warrants issued and outstanding entitling the holders to purchase 562,006 shares of our common stock at prices ranging from $25.00 to $1,750.00.

	Outstanding as of March 31, 2023	Exercise Price	Expiration	Material Terms
September 19, 2022 Common Stock Warrants	336,000	$25.00	September 19, 2027	Redeemable for cash in the event of a fundamental transaction
March 2, 2022 Common Stock Warrants	172,500	$100.00	March 2, 2027	Redeemable for cash in the event of a fundamental transaction
June 2, 2021 Series A Warrants	20,000	$1,750.00	June 2, 2025	Redeemable for cash in the event of a fundamental transaction
June 2, 2021 Series B Warrants	20,000	$1,750.00	June 2, 2023	Redeemable for cash in the event of a fundamental transaction
Unit A Warrants	11,368	$425.00	April 14, 2025	-
Unit A Conversion Warrants	406	$425.00	April 14, 2025	-
Placement Agent Warrants	1,732	$531.00	April 14, 2025	-

(1)	Subsequent to March 31, 2023, on May 22, 2023, as part of the transaction to issue the Series D Preferred Stock, the Company issued 1,433,333 warrants to purchase common stock with an exercise price of $1.96. In the same transaction the Company issued 4,300 warrants to purchase additional shares of Series D Preferred Stock at an exercise price of $1,000 per share. The Common Warrants and Series D Preferred Stock Warrants expire in five years. The Common Warrants have a cashless exercise provision. The exercise of the Common Warrants are subject to a beneficial ownership limitation for the Holder of 4.99%, which may be increased to 9.99% provided that the increase will not be effective until the 61st day after delivery of a notice to the Company. If and when the Series D Preferred Stock Warrants are exercised, pursuant to the terms of the Common Warrants, the number of shares of common stock that will be issuable under the Common Warrants will increase by an amount equal to the aggregate value of the shares of Series D Preferred Stock issued (including any dividends or other amounts thereon) divided by the Alternate Conversion Price (as defined in the Series D Certificate of Designations). The Common Warrants and Series D Preferred Stock Warrants contain customary anti-dilution protection for the Holder and anti-dilution protection in the event of certain dilutive issuances. In addition, the Common Warrants provide the Holder with certain purchase rights in subsequent issuances or sales of securities by the Company.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

The following is a summary of certain general provisions of the securities we are offering. It does not, however, purport to be a complete summary of such terms and conditions, nor to restate the terms of such securities in their entirety regarding all the detailed provisions pertaining to the securities. You should read the Company’s filings with the Securities and Exchange Commission, including the Company’s articles of incorporation incorporated herein, and most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. This summary may not contain all of the information that is important to you.

Common Stock

We are offering $7,186,257 worth of shares of our Common Stock. As of September 14, 2023, our authorized Common Stock consisted of 500,000,000 shares of Common Stock, par value $0.001 per share, of which 47,737,840 shares of Common Stock were outstanding.

The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 38 of the accompanying base prospectus.

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PLAN OF DISTRIBUTION

On September 15, 2023, we entered into a sales agreement with Maxim under which we may issue and sell up to a maximum aggregate amount of $7,186,257 worth of our common stock from time to time through Maxim acting as agent, subject to certain limitations, including the maximum offering amount of securities registered under the registration statement to which this prospectus supplement relates. The sales, if any, of shares made under the sales agreement, will be made by any method that is deemed an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Maxim and us. We may instruct Maxim not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Maxim may suspend the offering of common stock upon notice and subject to other conditions. As an agent, Maxim will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under the engagement agreement, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Maxim, unless Maxim declines to accept the terms of the notice, Maxim has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay Maxim commissions for its services in acting as agent in the sale of common stock. Maxim will be entitled to a commission equal to 3.0% of the gross proceeds from the sale of the common stock offered hereby. In addition, we have agreed to reimburse certain expenses of Maxim in an amount not to exceed $35,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Maxim under the sales agreement, will be approximately $200,000. We will report at least quarterly the number of shares of common stock sold through Maxim under the sales agreement and the resulting net proceeds to us.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Maxim may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Maxim for certain other specified expenses.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement or (ii) termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Westward Law LLC, Las Vegas, Nevada. Certain other legal matters will be passed upon for the agent by Pryor Cashman LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated financial statements for the year ended June 30, 2022 incorporated in this prospectus supplement by reference to the Current Report on Form 8-K filed on August 17, 2023 have been so incorporated in reliance on the report of Marcum LLP, independent registered public accounting firm, with regard to the consolidated financial statements of the Company as of June 30, 2022, and for the year then ended, which report includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern and an emphasis of matter paragraph related to the adjustments for the reverse stock split, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended June 30, 2021 incorporated in this prospectus supplement by reference to the Current Report on Form 8-K filed on August 17, 2023 have been so incorporated in reliance on the report of Friedman LLP, independent registered public accounting firm, with regard to the consolidated financial statements of the Company as of June 30, 2021, and for the year then ended, which report includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our website address is https://esportsentertainmentgroup.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

●	our audited consolidated financial statements and accompanying notes for the fiscal years ended June 30, 2022 and 2021 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the nine months ended March 31, 2023 and 2022, and the fiscal years ended June 2022 and 2021, included in the Current Report on Form 8-K filed with the SEC on August 17, 2023;
●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on October 13, 2022;
●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022, December 31, 2022 and March 31, 2023, filed with the SEC on November 14, 2022, February 21, 2023 and May 22, 2023, respectively;
●	our Current Reports on Form 8-K filed with the SEC on, October 14, 2022 (second 8-K), October 24, 2022, October 28, 2022, November 3, 2022, December 5, 2022, December 8, 2022, December 12, 2022, December 27, 2022, December 28, 2022, January 6, 2023, January 27, 2023, February 6, 2023, February 9, 2023, February 13, 2023, February 17, 2023, March 2, 2023, March 15, 2023, March 22, 2023, April 11, 2023. April 20, 2023, May 1, 2023 (first 8-K), May 1, 2023 (second 8-K), May 26, 2023, May 31, 2023 (first 8-K), May 31, 2023 (second 8-K), June 12, 2023, June 14, 2023, June 30, 2023, July 13, 2023, July 19, 2023, July 25, 2023, July 31, 2023, August 4, 2023, August 10, 2023, August 16, 2023, August 17, 2023, August 22, 2023, August 29, 2023, September 1, 2023, September 6, 2023 and September 8, 2023;
●	our Proxy Statement on Schedule 14A filed with the SEC on December 28, 2022;
●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on April 2, 2020, including any amendments or reports filed for the purposes of updating this description; and
●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and the accompanying base prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at or by writing us at the following address:

Esports Entertainment Group, Inc.

Block 6,

Triq Paceville,

St. Julians STJ 3109

Malta

356-2713-1276

S-57

PROSPECTUS

ESPORTS ENTERTAINMENT GROUP, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively. On January 22, 2021, the last reported sale price of our common stock and Unit A Warrants on The NASDAQ Capital Market was $7.47, and $4.33, per share, and Unit A Warrant, respectively. The aggregate market value of our outstanding common stock held by non-affiliates is $77,654,751.25 based on 14,186,740 shares of outstanding common stock, of which 4,294,415 are held by affiliates, and a per share price of $7.85 based on the closing sale price of our common stock on January 20, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Esports,” “EEG,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Esports Entertainment Group, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://esportsentertainmentgroup.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on October 1, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

●	Our Current Reports on Form 8-K and/or 8-K/A filed with the SEC on August 6, 2020, October 16, 2020, November 24, 2020, December 8, 2020, December 17, 2020, and January 22, 2021; and

●	The description of our Common Stock contained in our Registration Statement on Form S-8, filed with the SEC on November 25, 2020, as amended, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

THE COMPANY

Corporate History

Esports Entertainment Group, Inc. was formed in the State of Nevada on July 22, 2008 under our prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. Our company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of our common stock. From May 2013 until August 2018, our operations were limited to designing, developing and testing our wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

Business Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. During 2020, the three largest selling esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Smite, StarCraft II, Call of Duty¸ Heroes of the Storm, Hearthstone and Fortnite. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and Nintendo Switch. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com.

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We are an esports entertainment and online gambling company primarily focused on three verticals, (i): esports entertainment, (ii) esports wagering, and (iii) iGaming and traditional sports betting. We believe focusing on these verticals positions the Company to take advantage of a trending and expanding marketplace in esports with the rise of competitive gaming as well as the legalization of online gambling in the United States.

Esports Entertainment:

Our esports entertainment vertical includes any activity that we pursue within esports that does not include real-money wagering. Right now, the main component of this vertical is our skill-based tournament platform. This allows us to engage and monetize players across 41 states where skill-based gambling is legal as well as create relationships with players that can eventually migrate to our Vie.gg real-money wagering platform.

Esports Wagering:

We intend to be a leader in the large and rapidly growing sector of esports real-money wagering. Our Vie.gg platform offers fans the ability to wager on professional esports events in a licensed and secure environment. At the current time, under the terms of our existing Curacao license, we are currently able to accept wagers from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. On April 30, 2020, we received our gaming service license from the Malta Gaming Authority (MGA). We now expect that residents in a number of European Union member states will be able to place bets on our website. On August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021.

iGaming and Traditional Sports Betting:

The goal of our iGaming and traditional Sports Betting vertical is to provide profitable growth and access to strategic licenses in jurisdictions that we can cross-sell into our Vie.gg platform. On July 7, 2020, we entered into a stock purchase agreement (the “Argyll Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby, upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies” or “Argyle”). AHG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.SportNation.bet, as well as two white label brands, www.RedZone.bet and www.uk.Fansbet.com (collectively the “Argyll Brands”), with over 250K registered players at the end of calendar year 2020.

Competitive Advantages/Operational Strengths

We believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: Our Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance. Our Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

Licensed Technology/Proprietary B2C wagering platform: We have entered into a White Label Services Agreement dated December 12, 2019 (the “Askott Agreement”) with a subsidiary of Askott Entertainment Inc. (“Askott”) whereby Esports has secured a non-exclusive license to “white label” Askott’s proprietary software and systems as the platform through which we run our business (the “Platform”). The Platform requires complex code and very skilled development. Accordingly, we believe the complexity of our Platform offers a higher barrier to entry than standard wagering platforms. Furthermore, in September 10, 2020, we acquired certain intellectual property assets developed by FLIP Sports (“Flip Sports”). As part of the acquisition of assets, the Flip employees became employees of Argyll Productions Ltd, a subsidiary of LHE, with the intention to have them build a best-in-class proprietary esports wagering platform. We believe our proprietary platform will provide us with a competitive advantage as it offers what we believe to be the widest variety of betting options available for esports wagering.

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Argyll’s “Rewards” Program: built in-house, and in conjunction with FLIP Sports, provides an industry-leading customer loyalty program, driving above-industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award, at the 2018 EGR Marketing & Innovation Awards. We believe the platform can be leveraged across all of our verticals.

Affiliate Marketing Program: Our affiliate marketing program focuses on professional esports teams and individual social media influencers. As part of our efforts to market our online gaming services, we attempt to enter into “Affiliate Marketing Agreements” with professional esports teams and other influential individuals and groups within esports. As an “Marketing Affiliate”, the esports team will provide their fans with a link to our online gaming website, where the fan, if located in a country which allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the marketing affiliate’s link to our website and provided such player wins the bet, we pay the “Marketing Affiliate” a percentage of the amount we collect from the winning bet (typically between 25% - 35%).

Growth Strategy

In the future, we intend to:

●	expand our Esports services into more of the 41 states where skill-based gambling is legal, enhance the Product offering, as well as create relationships with players that will migrate into our Vie.gg real-money wagering platform.

●	expand our Esports Wagering services into more jurisdictions, utilizing the recently acquired MGA gaming license, as well as the recent multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey.

●	continue with our M&A strategy in the iGaming and Traditional Sports Betting space, to acquire profitable Operators in different jurisdictions, that will also allow for cross-pollination of services (Sportsbook, Casino and Esports).

Future Products and Services:

Online Esports Tournament Play

We intend to offer players from around the world, including the United States (except in 13 states in the US and other jurisdictions outside the US which currently prohibit playing games of skill for cash prizes), the ability to enter and participate in online video game tournaments and win cash prizes. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of our money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in small groups to major tournaments. The tournament platform will also serve as a tool to help us determine which markets we are finding the most esports players. We believe using the tournament platform to penetrate the US market will allow us to grow our brand within the esports community and lead to lower customer-acquisition-costs for our wagering platform.

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US Market Expansion

Currently we do not offer players in the US the ability to wager on our Vie.gg platform. However, on August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021. Following our launch in New Jersey, we intend to evaluate additional jurisdictions in the US that could be commercially viable for further expansion of our Vie.gg platform.

International Market Expansion

We received a Gaming Service License for online pool betting from the Malta Gaming Authority in April 2020, established a brick and mortar office in such jurisdiction and anticipate commencing online gaming operations in that jurisdiction in 2020, both on the Vie.gg and Argyll Brands. We expect that residents of a number of both European Union and non-EU countries will be able to place bets on our website. In the future, we may consider obtaining additional country specific gaming licenses should we determine there is sufficient local demand for our services in these markets. In order to effectively penetrate international markets, we intend to translate our website into several additional languages and offer customer service and technical support in the local language of key markets.

Our Online Wagering Platforms

According to Zion Market Research’s, Online Gambling & Betting Market by Game Form (Poker, Casino, Sports Betting, Bingo, Lottery, Horse Racing Betting, and Others) and by Component (Hardware, Software, and Service): Global Industry Perspective, Comprehensive Analysis and Forecast, 2017 – 2024, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market estimated the size of the global online gambling market in 2018 was in excess of US$45.8 billion and is projected to reach US$94.4 billion by 2024.

Although the Vie.gg brand is focused solely on offering online wagering on the widest range of esports events broadcast from around the world, the Argyll Brands offer online users traditional casino style games such as poker, craps or slots, as well as offering online wagering on traditional sporting events such as soccer, horse racing and football.

All persons 18 years and older can presently place bets on our online gambling website at www.vie.gg except for residents of the United States and other jurisdictions that the Company is precluded from supplying its services to pursuant to its gaming licenses.

With respect to our Argyll Brands, wagering is only permitted by customers in the United Kingdom and Republic of Ireland.

On April 30, 2020, the Company received its Gaming Service License for online pool betting from the Malta Gaming Authority. This allows residents of certain European Union member countries to place bets on our website.

Once on our websites, a player can place a bet on a team participating in any number of tournaments which are scheduled to be held in the upcoming weeks. We also maintain a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, we maintain a “frequently asked questions” section which provides our customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing, betting rules and procedures as well as tips.

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We have agreements with the following third party companies that provide us with certain services that enable our website to function efficiently:

Money Matrix. MoneyMatrix provides us with the software we use to receive payments from players. Using MoneyMatrix, a player can select from over 150 payment options (i.e. Skrill, Astropay) to deposit funds with us for use in placing bets.

Partner Matrix. Partner Matrix provides us with the software we use to track players placing a bet through an Affiliate’s link to our website.

Money Matrix, Partner Matrix are both paid monthly for their services to the Company.

Askott Entertainment Inc. The Vie.gg Platform is hosted from Askott Entertainment Inc., who provides us with a website hosting subscription, and provides e-games, development and IT services related to the software interface and web design. We will pay the Askott subsidiary a percentage on gaming revenues, this percentage varies based on the amount of monthly gaming revenues generated but shall not exceed twenty-percent (20%) of monthly gaming revenues but gradually decreases based on increased revenues. Additionally, we will pay Askott a minimum monthly fee of $9,000 EUR for services which amount will be subject to increase based on the number of games made available on the Platform.

SB Tech Global – the Argyll Brands use the SB Tech platform to host their websites, and pay a percentage on both Sportsbook and Casino Gross Gaming revenues, as well as certain hosting and data feed fees.

Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website as well as an extended marketing agreement with Dignitas, an esports brand owned by Harris Blitzer sports and entertainment with multiple professional teams playing several titles with over a million fans worldwide. The Company also has an agreement with Allied Esports to run esports tournaments to promote the brand globally to esports fans.

We are looking to expand into new geographic territories by obtaining licenses to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that we are able to acquire in other markets. Our marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

Esports games are played by professional teams, amateur teams, and individuals. Professional esports teams have their own social media presence, with some of the top professional teams having millions of fans who follow and interact with the team on a regular basis. A website of a professional esports team usually contains specific information about the team and lists upcoming tournaments or events in which the team will be participating. As part of our efforts to market our online gaming services, we attempt to enter into affiliate marketing agreements with professional Esports teams.

As a marketing affiliate, the esports team will promote our brand in the content they create and on their social media and Website. The fans will be provided with a link to our online gaming website, where the Fan, if located in a country that allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the team’s link to our website (and provided the player won the bet), we pay the Affiliate a percentage of the amount we collect from the winning bet. As of December 1, 2020, we had more than 75 esports teams agreeing to act as our marketing affiliates.

We plan to increase our marketing efforts and awareness of our websites, www.vie.gg and www.sportnation.bet, as well as future offerings by:

●	Educating sports betting consumers to bet on esports and we want gamers to start betting on esports.

●	Sponsoring professional esports teams and tournaments that have a global reach.

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●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers. We intend to increase our efforts in attracting esports players and other celebrities who have an interest in video games and esports.

●	Using a multichannel approach focused on acquiring and retaining customers we intend to utilize multiple social media platforms to promote the Company’s wagering business including, but not limited to, Facebook Twitter, Instagram, Snapchat, TikTok, Youtube, Twitch, Whatsapp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website. We intend to increase our investments in online advertisements, including esports gambling-related websites. We also intend to continue to invest in optimizing the Company’s website so it will attain a high ranking under key search words or phrases, such as “esports gambling.”

Competition

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Because many of these competitors focus on delivering one product, as opposed to a full suite of esports and video gambling products and services that we intend to offer, the competitors may offer an equivalent or superior product to that of the Company. We expect the number of companies offering products and services in each market segment to increase. Most of our current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than we have.

In the UK, where Argyll is heavily concentrated, the competition in the online gambling industry is extremely competitive. As of June 2020, the UK Gambling Commission oversaw 3,641 gambling licenses, held by 2,652 gaming operators, which makes competing for the acquisition and retention of customers, continually challenging.

We believe the following differentiates us from our competitors:

●	Esports Focused:

The Vie.gg brand is focused solely on esports gambling and 18+ gaming. We will not offer users traditional casino style games like poker, craps or slots nor do we anticipate offering wagering on traditional sporting events like football or soccer. We are focused solely on delivering the widest selection of content and offering the widest range of esports events all for real-money wagering.

●	Strength of Argyll proposition:

With the industry reaching saturation point with similar offers around bonuses and free bets, often with complex terms and conditions, Argyll’s vision and ambition was to launch a totally unique in-house product, seamlessly in to SportNation.bet, to provide customers with an experience like no other, while tackling one of the major challenges that any operator faces; retention. That product and concept is our Rewards Program.

Argyll’s Rewards Program offers customers a simple and genuinely rewarding loyalty scheme, where every bet on the site, win, lose or draw, earns points to redeem into our “Reward Store”. No turnover requirements, no minimum odds conditions, no new customer or single-use restrictions.

We have developed an in house, turnover based model to reward customers with points based on their activity. Customers earn points faster by increasing the number of selections in sportsbook bets, providing an opportunity to increase the rate at which points are earned.

Customers are able to select when and how they want to redeem. A customer is not bound to certain activity or staking criteria. A customer can decide when and what they want to redeem, which could either be frequently, or allowing customers to save for a larger item.

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As an extension to the already unique Rewards offering that SportNation provides its users, a range of product enhancements have also been integrated in to SportNation, including live streaming, responsible gaming and compliance tools and data driven customized journeys. All integrations have been designed and developed in house, to align with the feel and tone of the site. By combining research and insight with the latest technology to implement real time solutions, SportNation offers an innovative, safe and responsible product that is tailored to each individual user, on and offsite, from registration and throughout their customer lifetime.

Regulations Affecting our Business

The offering and operation of online real-money gambling platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gambling laws require us to obtain licenses or findings of suitability from gaming authorities for Esports Entertainment, including each of our subsidiaries engaged in these activities, and certain of our directors, officers, employees and in some instances, significant shareholders (typically beneficial owners of more than 5% of a company’s outstanding equity). The criteria used by gambling authorities to make determinations as to qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Gambling authorities generally look to the following criteria when determining to grant a license or finding of suitability, including (i) the financial stability, integrity and responsibility of the applicant, (ii) the quality and security of the applicant’s online real-money platform and gaming equipment and related software, as applicable, and (iii) the past history of the applicant. Gambling authorities may, subject to certain administrative proceeding requirements, (i) deny an application, or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, and (ii) fine any person licensed, registered or found suitable or approved. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gambling services in these jurisdictions. If any director, officer or employee of ours fails to qualify for a license or is found unsuitable (including due to the failure to submit the required documentation) by a gaming authority, we may deem it necessary, or be required to, sever our relationship with such person, which may include terminating the employment of any such person. Gambling authorities have the right to investigate any individual or entity having a material relationship with us, to determine whether such individual or entity is suitable or should be licensed to do business as a business associate of ours. In addition, certain gambling authorities monitor the activities of the entities they regulate both in their respective jurisdiction and in other jurisdictions to ensure that these entities are in compliance with local standards on a worldwide basis.

On May 14, 2018, the Supreme Court of the United States struck down the Professional and Amateur Sports Protection Act, a 1992 law that barred state-authorized sports gambling with some exceptions and made Nevada the only state where a person could wager on the results of a single game. Since the Supreme Court’s decision, sports gambling has commenced in several states and several more states have enabling legislation pending. We believe that the Supreme Court’s decision will allow our platform to be used in the United States at some point in the future. We plan to explore expansion of our esports online wagering platform into the US market place at the appropriate time.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIEGA”) made it a federal offense, punishable by up to five years in prison, for a business to accept payments “in connection with the participation of another person in unlawful internet gambling.” In support of such new prohibitions, the UIGEA uses a variety of terms — some of which are ambiguous or undefined. Initially, the UIGEA broadly defines a “bet or wager” as: the staking or risking by any person of something of value upon the outcome of a contest of others, a sporting event, or a game subject to chance, upon an agreement or understanding that the person or another person will receive something of value in the event of a certain outcome.

Further, a “bet or wager” specifically includes a chance on a lottery or prize awarded predominantly by chance; a “scheme” as defined in Title 28, U.S.C. § 3702 relating to government-sponsored amateur or professional sports betting and, “any instructions or information pertaining to the establishment or movement of funds by the bettor or customer in, to, or from, an account with the business of betting or wagering.” While this final prohibition incorporates the term “business of betting or wagering,” that term is not specifically defined anywhere in the UIGEA. The only reference to that term comes in § 5362(2), which states: The term “business of betting or wagering” does not include the activities of a financial transaction provider, or any interactive computer service or telecommunications service.

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Nonetheless, the law does contain specific prohibitions. In order to establish a violation of the UIGEA, it must be shown that:

1.	A “person” was engaged in the business of betting or wagering;

2.	That person knowingly accepted a financial instrument or proceeds thereof; and

3.	That instrument was accepted (by the person) in connection with the participation of another person in “unlawful Internet gambling.”

In the context of this statute “unlawful Internet gambling” is defined as follows:

To place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.

Therefore, the UIGEA only applies to online gambling transactions that are already prohibited by other state, federal, or tribal laws. Therefore, in order for the financial transaction to be prohibited by § 5363 of the UIGEA, the bet or wager must be “initiated, received, or otherwise made” in a place where such activity (the bet of wager) violates preexisting state, federal, or tribal law.

At the current time, we are able to accept wagers on our vie.gg website from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. We do not accept wagers from United States residents at this time and therefore the bet or wager on our platform is not “initiated, received, or otherwise made” in a place where such activity violates preexisting state, federal, or tribal law.

Great Britain

Betting and gaming with respect to customers in Great Britain (England, Scotland and Wales, but excluding Northern Ireland, the Channel Islands and the Isle of Man) is regulated by the Gambling Act 2005 (the “2005 Act”). The 2005 Act established the Gambling Commission as the regulator responsible for granting licenses to operate gambling services as well as overseeing compliance with applicable law and regulation. In 2014, the UK Parliament passed the Gambling (Licensing and Advertising) Act 2014, which required all remote gambling operators serving customers in Great Britain or advertising in Great Britain to obtain a license from the Gambling Commission. Our Argyll Brands operate in the UK pursuant to remote operating licenses issued by the Gambling Commission along with the separate software and “key personnel” individual licenses. Various additional operating subsidiaries of EEG are endorsed upon the licenses and are hence authorized to carry out the licensed activities on a so-called “umbrella” basis in addition to the “primary” licensee. The terms of these operating licenses require that the relevant subsidiaries of EEG must source all gambling software used in connection with British players from the holder of a gambling software licenses issued by the Gambling Commission. So long as the applicable license fees are paid and the British licenses are not suspended, revoked or otherwise surrendered, EEG expects that the licenses will remain valid indefinitely.

British regulations require licensed companies to file quarterly returns as well as a more extensive “annual assurance statement” to provide the Gambling Commission with information regarding matters such as significant changes in control systems, risk management and governance since the last assurance statement, how the licensee is addressing gambling by problem and at-risk customers and any improvements that the licensee plans to implement to its control systems, risk management and governance and/or its approach to addressing problem and at-risk gambling and promoting socially responsible gambling. The Gambling Commission also subjects its licensees to periodical regulatory compliance visits subsequent to which recommendations may be issued to the licensee.

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Intellectual Property

We have not filed to register any patents, trade names or trademarks in any jurisdictions in relation to our Vie.gg brand, but we do intend to file applications to register patents, tradenames or trademarks in the near future.

Argyll owns a European Union registered trade mark for its SportNation brand.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We are a development stage company with a limited operating history.

●	The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted.

●	We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability

●	The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

●	The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

●	Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business.

●	There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

●	Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations.

●	Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks Esports cannot control.

Recent Developments

Lucky Dino Purchase Agreement

On December 14, 2020, the Company, via its wholly owned subsidiary, Esports Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Lucky Dino Purchase Agreement”), by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Sellers”) whereby EEL purchased and assumed from the Sellers substantially all the assets and assumed certain specified liabilities of the Sellers’ business of real money online casino gaming (the “Acquired Business”).

As consideration for the Acquired Business, the Company agreed to pay the Sellers EUR €25,000,000 (the “Lucky Dino Purchase Price”) subject to certain adjustments set forth in the Lucky Dino Purchase Agreement.

The Lucky Dino Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of this nature. The closing of the transactions contemplated by the Lucky Dino Purchase Agreement is subject to certain conditions, including, among other things, the completion of an audit of Lucky Dino and HEOU.

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Phoenix Purchase Agreement

On December 17, 2020, the Company entered into a share purchase agreement (the “Purchase Agreement”), by and among the Company, Phoenix Games Network Limited, a company registered in England and Wales (“Phoenix”), and the shareholders of Phoenix (the “Phoenix Shareholders” and, together with Phoenix, the “Selling Parties”), whereby the Company acquired from the Selling Parties all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”). Pursuant to the Purchase Agreement, as consideration for the Phoenix Shares, the Company agreed to pay the Sellers: (i) GBP £1,000,000 (the “Original Cash Consideration”); and (ii) shares of common stock of the Company, par value $0.0001 per share, in the aggregate value of GBP£3,000,000 (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

On January 21, 2021, the Company and Sellers, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Purchase Agreement. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, the Company paid the Sellers: (i) GBP £350,000 (US $493,495.35) (the “Closing Cash Consideration”); and (ii) 292,211 shares of common stock of the Company, par value $0.0001 per share (aggregate value of $1,927,647.49) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was be paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting the aforementioned Revenue Targets by May 16, 2021.

Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 if Phoenix has reached certain revenue milestones by the 18 month anniversary of the Closing Date as further outlined therein.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Registration Statement on Form S-1, filed with the SEC on June 19, 2020, as amended, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

On January 28, 2020, we effected a 1-for-15 reverse stock split of our outstanding common stock, which caused our then outstanding common stock to decrease from 93,395,890 to 6,227,006 while keeping our authorized capitalization unchanged.

Authorized Capital Stock

We are currently authorized to issue up to 510,000,000 shares of capital stock consisting of: 500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of January 21, 2021, 14,186,740 shares of common stock were issued and outstanding and there were no shares of preferred stock outstanding.

Common Stock

We are authorized to issue 500,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

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Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Unit A Warrants

Exercisability. The Unit A Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Unit A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit A Warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Unit A Warrants, is not available for the issuance of such shares of common stock underlying the Unit A Warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Unit A Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit A Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit A Warrants may be transferred at the option of the holders upon surrender of the Unit A Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The Unit A Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us.

Fundamental Transactions. If, at any time while the Unit A Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit A Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

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Rights as a Stockholder. Except as otherwise provided in the Unit A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit A Warrants and the warrant agency agreement are governed by New York law.

Unit B Warrants

Exercisability. The Unit B Warrants are exercisable immediately upon issuance and at any time up to the date that is one year from the date of issuance. The Unit B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Unless otherwise specified in the Unit B Warrant, the holder will not have the right to exercise any portion of the Unit B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit B Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit B Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit B Warrants may be transferred at the option of the holders upon surrender of the Unit B Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Fundamental Transactions. If, at any time while the Unit B Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit B Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the Unit B Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the Unit B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Unit B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Unit B Warrant.

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Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Unit B Warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit B Warrants are governed by New York law.

Unit 1 and Unit 2 Warrants

Upon consummation of the April 2020 Offering, all the Bridge Notes were mandatorily converted (the “Bridge Note Conversion”). Pursuant to the terms of the Bridge Purchase Agreements, the Investors received shares of the Company’s common stock at discount to the April 2020 Offering as well as two warrants (the “Unit 1 Warrants” and “Unit 2 Warrants”) to purchase shares of Common Stock of the Company, with each to purchase one share of Common Stock with an exercise price per share of $4.25.

The Unit 1 Warrants are substantially the same as the Unit A Warrants, except that (i) the Unit 1 Warrants are not traded on the Nasdaq; (ii) the Unit 1 Warrants do not contain a cashless exercise provision; and (iii) there is no warrant agent associated with the Unit 1 Warrants.

The Unit 2 Warrants are substantially the same as the Unit B Warrants, except that there is no warrant agent associated with Unit 2 Warrants.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Directors’ Liability

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

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The NASDAQ Capital Market Listing

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or subject to repurchase, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

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Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

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Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

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In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

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The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Esports Entertainment Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of June 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Up to $7,186,257

of Common Stock

ESPORTS ENTERTAINMENT GROUP, INC.

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC

September 15, 2023